[EXECUTION COPY]

--------------------------------------------------------------------------------






                               AUTO LOAN WAREHOUSE
                          CREDIT AND SECURITY AGREEMENT


                                     Between


                      PRINCETON CAPITAL CREDIT CORPORATION,

                                   as Lender,


                                       and


                         WESTERN FIDELITY FUNDING INC.,

                                   as Borrower



                           Dated as of August 12, 1996




--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE I
DEFINITIONS ..............................................................    1
         SECTION 1.1 Defined Terms .......................................    1
         SECTION 1.2 Number ..............................................    7
         SECTION 1.3 Terms Defined in UCC ................................    7
         SECTION 1.4 Accounting Terms ....................................    7

ARTICLE II
LOANS TO THE BORROWER ....................................................    7
         SECTION 2.1. Loans ..............................................    7
         SECTION 2.2. Procedure for Borrowing ............................    8
         SECTION 2.3. Delivery and Use of Borrowed Funds .................    9
         SECTION 2.4. Maturity of Principal ..............................    9
         SECTION 2.5. Accrual of Interest ................................    9
            SECTION 2.6. Application of Collections and Take-Out Receipts.    9
         SECTION 2.7. Statement of Account ...............................   11
         SECTION 2.8. Additional Payments ................................   11
         SECTION 2.9. Method and Manner of Payment .......................   11
         SECTION 2.10. Application of Payments ...........................   11
         SECTION 2.11. Maximum Interest Rate .............................   11
         SECTION 2.12. No Deduction ......................................   12
         SECTION 2.13. Computation of Interest and Fees ..................   12

ARTICLE III
COLLATERAL ...............................................................   12
         SECTION 3.1. Security for Loans .................................   12
         SECTION 3.2. Perfection of Security Interest ....................   14
         SECTION 3.3. Grant of Lien Not to Alter the Borrower's Loans ....   14
         SECTION 3.4. Defense of Lender's Interests ......................   14
         SECTION 3.5. Set-Off ............................................   14
         SECTION 3.6. Post-Closing Documentation .........................   15
         SECTION 3.7. Collateral Agents ..................................   15
         SECTION 3.8. Power of Attorney ..................................   15
         SECTION 3.9. Exculpation of Liability ...........................   16

ARTICLE IV
ADMINISTRATION AND SERVICING OF AUTO LOANS ...............................   16

ARTICLE V
COLLECTION, RESERVE AND LOCKBOX ACCOUNTS .................................   16
         SECTION 5.1 Establishment and Maintenance of Collection Account .   16

         SECTION 5.2 Required Deposits to the Collection Account .........   17
         SECTION 5.3 Rights of Withdrawal from the Collection Account ....   17
         SECTION 5.4 Establishment and Maintenance of Reserve Account ....   18
         SECTION 5.5 Application of Funds in the Reserve Account .........   18
         SECTION 5.6 Establishment and Maintenance of Cash Account .......   18
         SECTION 5.7 Application of Funds in the Cash Account ............   18
         SECTION 5.8 Establishment of Lockbox Accounts ...................   18
         SECTION 5.9 Misapplication of Funds .............................   19

ARTICLE VI
TAKE-OUT PROCEDURE .......................................................   19
         SECTION 6.1 Loans Due Upon Take-Out .............................   19
         SECTION 6.2 Instructions to the Lender ..........................   19
         SECTION 6.3 Delivery of Documents to Take-Out Investor ..........   20
         SECTION 6.4 Substitution of Take-Out Investors ..................   20
         SECTION 6.5 Take-Out Fee ........................................   20
         SECTION 6.6 Take-Out Status Report ..............................   20

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF BORROWER ...............................   21
         SECTION 7.1 Representations and Warranties Concerning Borrower ..   21
         SECTION 7.2 Representations and Warranties Concerning Collateral    23
         SECTION 7.3 Survival of Representations and Warranties ..........   25

ARTICLE VIII
CERTAIN COVENANTS OF THE BORROWER ........................................   26
         SECTION 8.1 Maintenance of Office ...............................   26
         SECTION 8.2 Existence ...........................................   26
         SECTION 8.3 General Maintenance of Business, Etc. ...............   26
         SECTION 8.4 Financial Statements and Reports ....................   27
         SECTION 8.5 Inspection ..........................................   27
         SECTION 8.6 Books and Records ...................................   28
         SECTION 8.7 Transfers of Assets .................................   28
         SECTION 8.8 Fidelity Bond .......................................   28
         SECTION 8.9 Preservation of Collateral ..........................   28
         SECTION 8.10 Compliance with Law, etc ...........................   28
         SECTION 8.11 Indemnification ....................................   29
         SECTION 8.12 Net Worth ..........................................   29
         SECTION 8.13 Payment of Taxes and Claims ........................   29
         SECTION 8.14 Insurance ..........................................   29
         SECTION 8.15 Borrower to Pay Expenses ...........................   29
         SECTION 8.16 Further Assurances .................................   29
         SECTION 8.17 Other Agreements and Parties .......................   29
         SECTION 8.18 Defaults on Collateral .............................   30

         SECTION 8.19 No Disposition of Collateral .......................   30
         SECTION 8.20 Payment of Fees ....................................   30
         SECTION 8.21 Violations .........................................   30
         SECTION 8.22 Payment of Indebtedness ............................   30
         SECTION 8.23 Exercise of Rights .................................   30
         SECTION 8.24 Negative Covenants .................................   30

ARTICLE IX
CONDITIONS PRECEDENT .....................................................   31
         SECTION 9.1. Conditions to Initial ..............................   31
         SECTION 9.2. Conditions to Each Loan ............................   32

ARTICLE X
EVENTS OF DEFAULT AND REMEDIES ...........................................   34
         SECTION 10. 1 Events of Default .................................   34
         SECTION 10.2 Loans Due Upon Event of Default ....................   36
         SECTION 10.3 Rights and Remedies ................................   36
         SECTION 10.4 Realization Upon Collateral ........................   37
         SECTION 10.5 Cure of Defaults ...................................   37
         SECTION 10.6 Application of Proceeds of Sale of Collateral.......   37
         SECTION 10.7 Lender May Purchase Collateral .....................   38
         SECTION 10.8 No Loans After Event of Default ....................   38
         SECTION 10.9 Consents............................................   38
         SECTION 10.10 Lender's Retention of Property ....................   39
         SECTION 10.11 Remedies Not Exclusive; No Waiver of Remedies......   39
         SECTION 10.12 Waiver by Borrower ................................   39
         SECTION 10.13 Lender's Discretion ...............................   40
         SECTION 10.14 Set-Off ...........................................   40
         SECTION 10.15 Delay .............................................   40

ARTICLE XI
BANKRUPTCY  PROVISIONS ...................................................   40

         SECTION 11.1 Waiver of Automatic or Supplemental Stay ...........   40
         SECTION 11.2 Acknowledgment of the Borrower .....................   40

ARTICLE XII
NOTES ....................................................................   41
         SECTION 12.1  Exchange, Consolidation, Transfer and Assignment
                       of Notes ..........................................   41
         SECTION 12.2 Mutilated, Lost or Destroyed Notes .................   41
         SECTION 12.3 Validity of Replacement Notes ......................   42

ARTICLE XIII
MISCELLANEOUS ............................................................   42

         SECTION 13.1 Term ...............................................   42
         SECTION 13.2 Termination ........................................   42
         SECTION 13.3 Entire Understanding ...............................   43
         SECTION 13.4 Liability of Lender ................................   43
         SECTION 13.5 No Third Party Rights ..............................   43
         SECTION 13.6 Expenses ...........................................   43
         SECTION 13.7 Notices ............................................   43
         SECTION 13.8 Counterparts .......................................   44
         SECTION 13.9 Severability .......................................   44
         SECTION 13.10 Successors and Assigns ............................   44
         SECTION 13.11 Governing Law .....................................   44
         SECTION 13.12 Waiver of Jury Trial; Jurisdiction ................   44
         SECTION 13.13 Injunctive Relief .................................   45
         SECTION 13.14 Headings Not to Affect Interpretation .............  45

                AUTO LOAN WAREHOUSE CREDIT AND SECURITY AGREEMENT


     THIS AUTO LOAN WAREHOUSE CREDIT AND SECURITY AGREEMENT (this "Agreement"), dated as of August 12, 1996, is hereby executed by and between PRINCETON CAPITAL CREDIT CORPORATION, a corporation organized under the laws of Delaware (the "Lender"), and WESTERN FIDELITY FUNDING INC., a corporation organized under the laws of Colorado (the "Borrower").

                              PRELIMINARY STATEMENT

     The defined terms used in this Agreement shall have the respective meanings specified in Article 1.

     The Borrower has deemed it necessary to borrow money from the Lender in connection with the Borrower's automobile, sport utility vehicle and light truck loan business, and the Lender has agreed to make loans to the Borrower, subject to all of the terms and conditions of this Agreement. The Borrower is duly authorized under all applicable provisions of law, its Certificate of Incorporation and By-Laws to borrow from the Lender upon the terms specified herein and to execute and deliver this Agreement and the other instruments referred to herein and to perform all obligations imposed upon the Borrower in connection with the transactions contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1. 1 Defined Terms. As used in this Agreement, the following terms have the following respective meanings:

     Agreement: This Auto Loan Warehouse Credit and Security Agreement, as amended, supplemented or renewed from time to time.

     Amount Financed: With respect to an Auto Loan, the aggregate amount borrowed by the Obligor under such Auto Loan toward the purchase price of the Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

     Application Fee: As shown on Exhibit D hereto.

     Assignment: An assignment from the Borrower to the Lender of the Lien Certificate for an Auto Loan, substantially in the form of Exhibit F hereto.

     Auto Loan: A fixed-rate, fully-amortizing simple interest installment loan pledged as Collateral and arising from the sale of a new or used automobiles, sport utility vehicles or light duty trucks which includes, without limitation,
(i) all security interests or Liens and property subject thereto from time to time purporting to secure payment by the Obligor thereunder, (ii) all guarantees, indemnities and warranties, insurance policies, Lien Certificates and other agreements or arrangements of any character from time to time supporting or securing payment of such loan, (iii) all collections and records with respect to the foregoing and (iv) all proceeds of any of the foregoing.

     Borrower: Western Fidelity Funding Inc., in its capacity as borrower under this Agreement.

     Borrower's Underwriting Guidelines: The underwriting guidelines used by the Borrower in the origination of the Auto Loans, a copy of which has been delivered to the Lender on the date of this Agreement.

     Business Day: Any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks in New Jersey are authorized or obligated by law, executive order or governmental decree to be closed.

     Cash Account: As defined in Section 5.6 hereof.

     Closing Date: With respect to any Loan, the date on which such Loan is to be funded by the Lender.

     Collateral: As defined in Section 3.1 hereof.

     Collateral Agent: Each entity selected and approved by the Lender, in its sole discretion, serving as collateral agent under a Custodial Agreement.

     Collection Account: As defined in Section 5.1 hereof.

     Collection Records: All manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Auto Loans.

     Custodial Agreement: Each agreement, between the Lender, the Borrower and the Collateral Agent named therein, providing for the custody of any portion or all of the Collateral.

     Dealer: A seller of new or used automobiles, sport utility vehicles or light trucks that originated one or more of the Auto Loans for the Borrower and has executed a dealer agreement with the Borrower substantially in the form of Exhibit C hereto.

     Default Rate: The "Interest Rate" as defined herein plus 6%.

     Defaulted Auto Loan: An Auto Loan that by its terms (i) has three or more payments due, without regard to any applicable grace period, (ii) has its first and second payments due without regard to any applicable grace period or (iii) an event of default occurs under any Auto Loan.

     Delinquent Auto Loan: An Auto Loan that by its terms has two or more payments due without regard to any applicable grace period.

     Disbursement Summary: Each statement, substantially in the form of Exhibit B hereto, signed by the Lender and countersigned by the Borrower, that serves as a receipt for the delivery of net funds from a Loan to the Borrower or its designees.

     Disposition: Any sale or other transfer of an Auto Loan by the Borrower whether pursuant to a Take-Out Agreement or otherwise.

     Eligible Account: Either (i) a segregated trust account that is maintained with the corporate trust department of a depository institution acceptable to the Lender or (ii) a segregated direct deposit account maintained with a depository institution or trust company acceptable to the Lender.

     Eligible Auto Loan: Any Auto Loan that (i) has been originated by the Borrower in accordance with the Borrower's Underwriting Guidelines, (ii) satisfies all of the representations and warranties contained in Section 7.2 hereof, (iii) is subject to a Take-Out Commitment from an Eligible Take-Out Investor which will result in a transfer of such Auto Loan within 90 days of the Closing Date for the Loan that such Auto Loan is pledged to secure; provided, however, that, during the Start-Up Period, such transfer may occur within such longer time period as the Lender may agree to in writing, (iv) has not been pledged to secure any other Loan, (v) is not a Defaulted Auto Loan, (vi) unless waived by the Lender, is not a Delinquent Auto Loan and (vii) does not exceed the Maximum Auto Loan Amount.

     Eligible Take-Out Investor: A Take-out Investor that has been approved by the Lender in its sole discretion.

     Event of Default: Any event described in Section 10.1 hereof.

     Financed Vehicle: A new or used automobile, sport utility vehicle or light truck, together with all accessories thereto, securing or purporting to secure an Obligor's indebtedness under an Auto Loan, together with any Insurance Policies relating thereto.

     Funding Amount: With respect to each Auto Loan, that secures a Loan, the amount to be advanced to the Borrower by the Lender which shall equal the least of (i) 98 % of the Amount Financed, as reduced for any payments of principal collected prior to the applicable Closing date, (ii) the Take-Out Price for such Auto Loan, (iii) the amount on Exhibit G and (iv) the amount of funds advanced by the Borrower with respect to such Auto Loan plus an amount approved in writing by the Lender.

     Funding and Fee Schedule: The schedule attached hereto as Exhibit D, if any.

     Funding Fee: As shown on Exhibit D hereto.

     General Intangibles: All of the Borrower's general intangibles, whether now owned or hereafter acquired, including all choses in action, causes of action, inventions, designs, patents, patent applications, quality control procedures, trademarks, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, computer programs, all claims under guaranties, security interests or other security held by or granted to the Borrower to secure payment of any of the Collateral, all rights of indemnification and all other intangible property of every kind and nature.

     Insurance Policy: With respect to an Auto Loan, any insurance policy benefiting the holder of the Auto Loan providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

     Interest Rate: As shown on Exhibit D hereto.

     Lender:  Princeton  Capital  Credit  Corporation,   as  lender  under  this
Agreement, or any successor or assignee.

     Lien: Any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

     Lien Certificate: With respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the registrar of titles (or comparable agency or office) of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

     Loan: Each loan made by the Lender to the Borrower pursuant to this Agreement, all of which, in the aggregate, may be evidenced by one or more Notes.

     Loan Funding Request: Shall have the meaning set forth in Section 2.2(a) hereof.

     Lockbox Account: As defined in Section 5.6 hereof.

     Maturity Date: With respect to a Note, the date set forth on such Note as the date on which it is due and payable.

     Maximum Auto Loan Amount: $25,000 or such other amount as may be approved in writing by the Lender.

     Maximum Credit Line: $5,000,000.

     Monthly Records: All records and data maintained by the Borrower with respect to the Auto Loans, including the following with respect to each Auto
Loan: the account number; the identity of the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount, if any, of Force-Placed Insurance payable monthly; amount of the scheduled payment; and past due late charges, if any.

     Note: Any note issued by the Borrower to the Lender evidencing all or a portion of the Loan made pursuant to the terms of this Agreement and substantially in the form of Exhibit A hereto, including any Note that has been issued in substitution, exchange or replacement of any Note previously issued by the Borrower to the Lender pursuant to the terms hereof.

     Obligor: The purchaser or the co-purchasers of the Financed Vehicle and any other Person or Persons who are primarily or secondarily obligated to make payments under an Auto Loan.

     Pending Event of Default: An event that, with the giving of notice or passage of time or both, would constitute an Event of Default.

     Permitted Liens: Shall mean (i) Liens created under this Agreement and (ii) Liens securing taxes, assessments, governmental charges or levies not yet due.

     Person:   Any   individual,   corporation,   partnership,   joint  venture,
association, joint stock company, trust, estate, unincorporated organization or government (or agency or subdivision thereof).

     Proceeds: Shall have the meaning assigned such term under the UCC of the State of New Jersey, and of each other jurisdiction whose law governs the grant or perfection of the Collateral Agent's interest in the particular proceeds of the Collateral and shall also include (to the extent not already included): (i) any and all proceeds of any insurance, indemnity, warranty, guaranty or letter of credit payable to the Borrower from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or rights to amounts payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority),(iii) any and all other amounts, products, offspring, rents or profits from time to time paid or payable under or in connection with the Collateral and (iv) all additions to or substitutions or replacements for any of the Collateral.

     Program Documents: This Agreement, each Auto Loan, each Lien Certificate, each Assignment, each Servicing Agreement, each Custodial Agreement and all UCC financing statements and any other agreement, document, instrument, power of attorney, certificate and application related to the transactions contemplated by this Agreement.

     Renewal  Date:  Any date on which this  Agreement  is renewed  pursuant  to
Section 13.1 hereof.

     Renewal Fee: As shown on Exhibit D hereto.

     Reserve Account: As defined in Section 5.4 hereof.

     Reserve Account Deficiency Amount: As of any date the amount, if any, by which the Reserve Account Required Balance exceeds the amount on deposit in the Reserve Account as of such date.

     Reserve Account Excess Amount: As of any date, the amount, if any, held in the Reserve Account in excess of the Reserve Account Required Balance after giving effect to any withdrawals from the Reserve Account pursuant to Section
5.3 on such date.

     Reserve Account Required Balance: As of any date the greater of (i) $10,000 and (ii) 2.00% of the aggregate amount of all Loans made from the date hereof (until such amount equals 2.00% of the Maximum Credit Line).

     Security Interest: The assignments and pledges to the Under, or a Collateral Agent on its behalf, of, and the continuing security interest of the Lender in, the Collateral intended to be effected by the terms of this Agreement or any other Program Documents.

     Each entity selected and approved by the Under, in its sole discretion, Serving as servicer under a Servicing Agreement or Western Fidelity Funding Inc., in its capacity as servicer, under the terms of this Agreement.

     Servicing Agreement: Each agreement, between the Lender, the Borrower and the servicer named therein, providing for the servicing of any portion or all of the Collateral.

     Start-Up Period: The period, if any, designated as such on the Start-Up Period Volume Projection Schedule and beginning on the date hereof.

     Start-Up Period Volume Projection Schedule: The schedule attached hereto as Exhibit E, if any.

     Take-Out Agreement: An agreement, in form and substance satisfactory to the Lender, from a Take-Out Investor to purchase one or more Auto Loans pledged to the Lender as security for any Note.

     Take-Out Commitment: With respect to an Auto Loan, the agreement by a Take-Out Investor pursuant to a Take-Out Agreement to purchase or otherwise fund and acquire such Auto Loan on a date and at a price specified in such Take-Out Agreement.

     Take-Out Fee: As shown on Exhibit D hereto.

     Take-Out Investor: Any corporation, institution or agency that regularly purchases Auto Loans and is approved by the Lender to issue a Take-Out Agreement.

     Take-Out Price: With respect to an Auto Loan, the amount of funds to be advanced by the Take-Out Investor pursuant to the Take-Out Agreement relating to such Auto Loan.

     UCC:  The  Uniform   Commercial   Code,   as  in  effect  in  the  relevant
jurisdiction.

     Vendor Single Interest Insurance Policy: A blanket insurance policy obtained by the Borrower and acceptable to the Lender covering all of the Auto Loans and naming the Lender as an additional loss payee.

     SECTION 1.2 Number. Each reference to a term defined herein is intended to include the plural as well as the singular number.

     SECTION  1.3  Terms  Defined  in  UCC.  The  terms  "Inventory,"   "Goods,"
"Accounts," "Contract Rights," "Charter," "General Intangibles" and "Documents" have the respective meanings ascribed in the UCC.

     SECTION 1.4 Accounting Terms. As used in this Agreement or any certificate, report or Program Document made or delivered pursuant to this Agreement, accounting terms not defined in this agreement shall have the meanings given to them under generally accepted accounting principals in the United States in effect from time to time.

                                   ARTICLE II

                              LOANS TO THE BORROWER

     SECTION 2.1. Loans. Subject to the terms and conditions set forth in this Agreement, the Lender will make Loans to the Borrower in aggregate amounts outstanding at any time equal to the Maximum Credit Line. The Loans shall be evidenced by this Agreement and the Notes.

     Each Loan to be made on a Closing Date will be made in an amount equal to the sum of the Funded Amounts for the Auto Loans being pledged as Collateral pursuant to the related Loan Funding Request.

     SECTION 2.2. Procedure for Borrowing.

     (a) Notice. The Borrower shall give the Lender written notice, or electronic notice acceptable to the Lender (the "Loan Funding Request"), of the proposed Loan not less than one Business Day prior to the proposed Closing Date. The Loan Funding Request shall specify the following: (i) the loan numbers of the Auto Loans to secure such Loan; (ii) the note date for each such Auto Loan;
(iii) the original and current principal balance of such Auto Loans; (iv) the interest rate on such Auto Loans; (v) the amount of each Auto Loan that the Borrower funded; (vi) the maturity date of such Auto Loans; (vii) the anticipated Funded Amount for each Auto Loan; (viii) the amount of the Loan requested; (ix) the identity of the Take-Out Investor for each Auto Loan; (x) the proposed Maturity Date for the Loan which shall be the date of the last Take-Out Commitment relating to the Auto Loans securing that Loan; provided, however, that no Maturity Date shall be more than 90 days from the Closing Date for a Loan except during the Start-Up Period; and (xi) wire instructions for distribution of the Loan proceeds. Simultaneously with the delivery of a Loan Funding Request, the Borrower shall also deliver to the Lender all documents relating to each Auto Loan as the Lender may reasonably require. The Loan Funding Request shall also specify the manner and anticipated delivery date to the Lender, or a Collateral Agent acting on behalf of the Lender, of the documents relating to such Auto Loans required by the Lender.

     (b) Disbursement Summary. Upon receipt of the Loan Funding Request and review and verification of the information contained in such Loan Funding Request, the Lender shall prepare the Disbursement Summary. The Disbursement Summary shall set forth the following: (i) the amount of the Loan; (ii) the Funded Amount for each Auto Loan being pledged to secure such Loan; (iii) the fees and other amounts to be deducted from the proceeds of such Loan; (iv) the net Loan proceeds; and (v) the parties to whom the Borrower has directed the Lender to deliver such net Loan proceeds. The Disbursement Summary shall he delivered to the Borrower on or before the Closing Date, by facsimile or electronic delivery methods. Upon receipt, the Borrower shall, by countersignature, acknowledge its agreement with the computations and amounts set forth in the Disbursement Summary. The Borrower shall promptly return the countersigned Disbursement Summary to the Lender by facsimile.

     (c) Satisfaction of Conditions Precedent. Prior to the disbursement of any Loan proceeds, the Borrower shall have satisfied all of the conditions precedent set forth in Article IX hereof and shall have complied with all other terms and conditions of this Agreement.

     (d) Disbursement of Funds. If the requirements set forth above have been satisfied, on each Closing Date, the Lender will make a Loan to the Borrower in the amount specified in the Disbursement Summary for such Loan.

     (e) Notes. The Lender, in its sole discretion, shall determine which Auto Loans will serve as security for a Loan and whether a new Note will be issued on a Closing Date. Each Loan, or all Loans in the aggregate, as the case may be, shall be evidenced by a Note executed on behalf of the Borrower.

     SECTION 2.3. Delivery and Use of Borrowed Funds. Upon the making of a Loan pursuant to Section 2.2, the lender, at the request of the Borrower contained in the Loan Funding Request and verified in the Disbursement Summary, shall deliver funds representing the amount of such Loan (net of any fees or other moneys owed to the Lender by the Borrower on such Closing Date) to the Borrower by wire transfer. The proceeds of any Loan shall be used by the Borrower solely (a) to disburse funds to the applicable Dealer in connection with the origination of each Auto Loan that secures the related Note, (b) to reimburse the Borrower for funds previously disbursed in connection with the origination of an Auto Loan securing such Loan or (c) with respect to proceeds in excess of amounts required to satisfy clauses (a) or (b) hereof, for general corporate purposes of the Borrower.

     SECTION 2.4. Maturity of Principal. Each Loan shall be payable (a) on demand or (b) automatically without notice, presentment, demand or protest to the Borrower upon the earliest of (i) the Maturity Date set forth in the Disbursement Summary for such Loan, (ii) the occurrence of an Event of Default hereunder, (iii) the termination of this Agreement, (iv) the termination, expiration, lapse, rescission or cancellation of the Take-Out Agreement relating to any Auto Loan securing such Note unless another Take-Out Agreement is secured by the Borrower or (v) the Auto Loan securing such Loan becomes a Defaulted Auto Loan.

     SECTION 2.5. Accrual of Interest. The Borrower agrees to pay interest from the applicable Closing Date on each Note through the date of payment thereof at the Interest Rate. Interest on each Note is due and payable on the first day of each month. The Interest Rate is a "floating rate" and any change in such floating rate shall be effective immediately without notice to the Borrower, which such notice the Borrower hereby waives. Notwithstanding anything herein to the contrary, if any Note remains unpaid after its maturity or acceleration, or if an Event of Default shall occur, interest shall accrue from such date at a rate equal to the Default Rate.

     SECTION 2.6. Application of Collections and Take-Out Receipts. The Borrower hereby acknowledges that all collections on the Auto Loans less servicing expense and all proceeds of the Disposition of an Auto Loan to a Take-Out Investor will be paid to the Lender and will be applied to reduce the outstanding amount of any Note and to pay any other fees and expenses due hereunder. If no Event of Default has occurred, such collections and proceeds shall be applied as follows:

          (a) On the Business Day following receipt by the Lender, collections on each Auto Loan shall be applied in the following order:

               (i) to pay principal of the Loan that the books and records of the Lender indicate is secured by the Auto Loan to which such collections relate until the outstanding principal balance thereof is reduced to zero;

               (ii) to pay all accrued and unpaid interest due on all Loans, pro rata;

               (iii) to deposit into the Reserve Account the Reserve Account Deficiency Amount, if any on such date;

               (iv) to pay all fees due and amounts owing hereunder; and

               (v) to deposit into the Cash Account all remaining funds.

          (b) On the Business Day following receipt by the Lender, proceeds of the Disposition of an Auto Loan to a Take-Out Investor shall be applied in the following order:

               (i) to pay principal of the Loan that the books and records of the Lender indicate is secured by the Auto Loan to which such proceeds relate until the outstanding principal balance thereof is reduced to zero;

               (ii) to pay all accrued and unpaid interest due on the Loan secured by the Auto Loan to which such proceeds relate;

               (iii) to pay the Take-Out Fee for such Auto Loan;

               (iv) if more than one Loan is outstanding, to pay all accrued and unpaid interest due on all Loans, other than the Loan to which payment made pursuant to clause (ii) above, pro rata;

               (v) to deposit into the Reserve Account the Reserve Account Deficiency Amount, if any on such date;

               (vi) to pay all other fees due and amounts owing hereunder; and

               (vii) to make distributions to the Borrower,

          (c) If, in connection with a Disposition, items (i) through (vi) of clause (b) above have been paid in full, then the Lender shall release and pay to the Borrower all amounts on deposit in the Cash Account that relate to the Auto Loan transferred pursuant to such Disposition.

          (d) If proceeds of a Disposition are insufficient to pay in full items
     (i) through (vi) of clause (b) above, then the Lender may withdraw funds from either the Reserve Account or the Cash Account to make up the shortfall.

     SECTION 2.7. Statement of Account. The Lender shall maintain loan records for the Borrower in which shall be recorded the date and amount of each Loan made by the Lender and the date and amount of each payment in respect thereof; provided, however, that the failure by the Lender to record the date and amount of any Loan shall not adversely affect the Lender. For each month, the Lender shall send to the Borrower a statement showing the accounting for the Loans made, payments made or credited in respect thereof, and other transactions between the Lender and the Borrower, during such month. The monthly statements shall be deemed correct and binding upon the Borrower in the absence of manifest error and shall constitute an account stated between the Lender and the Borrower unless the Lender receives a written statement of the Borrower's specific exceptions thereto within 30 days after such statement is received by the Borrower. The records of the Lender shall be prima facie evidence of the amounts of Loans and other charges thereto and of payments applicable thereto.

     SECTION 2.8. Additional Payments. Any reasonable sums expended by the Lender due to the Borrower's failure to perform or comply with its obligations under this Agreement may be charged to the Borrower's account as a Loan and added to an outstanding Note.

     SECTION 2.9. Method and Manner of Payment. The Borrower agrees that all payments of principal of and interest on any Loan shall be made by or on behalf of the Borrower by wire transfer to the Lender at the following wire address:
CoreStates/New Jersey National Bank, Philadelphia, Pennsylvania, ABA #031200730, Account No. 10459882. All payments of principal, interest and other amounts payable hereunder, or under any of the other Program Documents shall be made to the Lender not later than 1:00 P.M. (New Jersey time) on the due date therefor in lawful money of the United States of America in Federal or other funds immediately available to the Lender. The Lender shall have the right to effectuate payment on any and all Loans due and owing hereunder by increasing the outstanding amount of any Note.

     SECTION 2.10. Application of Payments. The Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all Proceeds of Collateral to any portion of the Loans. To the extend that the Borrower makes a payment or the Lender receives any payment or Proceeds of the Collateral for the Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Loans or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by the Lender.

     SECTION 2. 11. Maximum Interest Rate. No provision of this Agreement or of any Note shall require the payment of or permit the collection of interest in excess of the maximum permitted by law. If any rate of interest required hereby or by any Note shall be found to be in excess of the maximum rate permitted by law, neither the Borrower nor its successors or assigns shall be obligated to pay such interest in excess of the maximum permitted by law, and the right to demand the payment of any such excess shall be and hereby is waived and this
Section 9.6 shall control any provision of this Agreement or any Note which is inconsistent herewith.

     SECTION 2.12. No Deduction. Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any set-off or counterclaim.

     SECTION 2.13. Computation of Interest and Fees. Interest and fees under this Agreement shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next Business Day.

                                   ARTICLE III
                                   COLLATERAL


     SECTION 3. 1. Security for Loans. As security for the prompt, complete and unconditional payment and performance of all obligations of the Borrower in respect of the Loans, the Borrower hereby pledges, assigns, transfers and delivers to the Lender, or, if so directed by the Lender, to a Collateral Agent for the benefit of the Lender, and grants to the Lender, a continuing first lien on, and first and prior Security Interest in, all of the Borrower's estate, right, title and interest in, to and under the following, whether now owned or at any time hereafter acquired, whether now existing or hereafter acquired, and whether the same is now contemplated, anticipated or foreseeable, and wherever located (collectively, the "Collateral"):

          (a)each Auto Loan delivered to the Lender, or a Collateral Agent on behalf of the Lender, and all other Auto Loans at any time in the possession of the Lender, or, if so directed by the Lender, to a Collateral Agent on behalf of the Lender, or otherwise subject to, or intended or purported to be subject to, the Security Interest, including without limitation, all rights to payments thereunder;

          (b) each Financed Vehicle and all other property, now or hereafter acquired, securing or evidenced by, each Auto Loan including, without limitation, the Lien Certificate relating to each Financed Vehicle and the Assignment thereof, any Insurance Policies and Proceeds thereof with respect to any Financed Vehicle or Auto Loan, the Proceeds of any repossession and liquidation of a Financed Vehicle, rights under judgments with respect to defaulted Obligors, right to deficiency judgments with respect to defaulted Obligors and rights under any service contracts with respect to any Financed Vehicle;

          (c) all right, title and interest of the Borrower where permitted under each Take-Out Agreement, including, without limitation, the right to execute and deliver in the name of the Borrower, as agent or attorney, an appropriate instrument transferring any Auto Loan pursuant to the provisions thereof and to take such action upon the occurrence of an Event of Default hereunder as shall be permitted by this Agreement and any such Take-Out Agreement or by law; and to do any and all other things which the Borrower is or may be entitled to do thereunder, including, without limitation, the commencement, conduct and consummation of any administrative, legal or equitable proceedings;

          (d) all bank and trust accounts relating to any of the Collateral (including, without limitation, the Reserve Account, the Cash Account, all Lockbox Accounts and the Collection Account) and all moneys, checks, instruments, documents, securities, investments, deposits and other credits (whether or not permitted by the Program Documents) credited to the Collection Account, or otherwise held by the Borrower, a Servicer or a Collateral Agent;

          (e) all causes of action, claims, demands and rights which the Borrower now has or hereafter may have, in law or in equity, against any party in connection with each Auto Loan, including claims for negligence and fraud;

          (f) all General Intangibles that relate to the Collateral;

          (g) all of the Borrower's Monthly Records, ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by the Borrower or in which it has an interest), tapes, disks and documents relating to any item of Collateral or otherwise necessary or helpful in the collection thereof or the realization thereupon, whether held by the Borrower or a Servicer, on behalf of the Borrower; and

          (h) all Proceeds of any of the foregoing.

The Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Lender's security interest and shall cause its financial statements to reflect such security interest.

     The Borrower agrees that the Security Interest shall at all times be valid and perfected and enforceable against the Borrower and all third parties, in accordance with the terms hereof, as security for the obligations and that the Collateral shall not at any time be subject to any Lien that is prior to, on a parity with or junior to the Security Interest. All rights of the Lender and all liens and Security Interests granted hereunder, shall be absolute, unconditional and irrevocable unless and until released pursuant to the Program Documents, irrespective of any condition or circumstance whatsoever.

     SECTION 3.2. Perfection of Security Interest. The Borrower shall take all action that may be necessary or desirable, or that Lender may request, so as at all time to maintain the validity, perfection, enforceability and priority of the Lender's Security Interest in the Collateral or to enable the Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to (a) immediately discharging all Liens that are not Permitted Liens, (b) delivering to the Lender, endorsed or accompanied by such instruments of assignment as the Under may specify, and stamping or marking, in such manner as the Lender may specify, any and all chattel paper, instruments, letters of credits and advice thereof and documents evidencing or forming a part of the Collateral, (c) entering into lockbox and other custodial arrangements satisfactory to the Lender, and (d) executing and delivering financing statements, instruments of pledge, notices and assignments, in each case in form and substance satisfactory to the Lender, relating to the creation, validity, perfection, maintenance or continuation of the Lender's Security Interest under the UCC or other applicable law. With respect to each Lien Certificate relating to an Auto Loan, the Borrower shall deliver to the Lender, or a Collateral Agent on behalf of the Lender, an assignment of such Lien Certificate, in blank, in recordable form. All charges, expenses and fees that the Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to the Borrower's account and added to the obligations, or at the Lender's option, shall be paid to the Lender immediately upon demand.

     SECTION 3.3. Grant of Lien Not to Alter the Borrower's Loans . The grant of the Security Interest to the Lender pursuant to Section 3. 1 hereof shall not:
(a) relieve the Borrower from the performance of any term, covenant, condition or agreement on the Borrower's part to be performed or observed under or in connection with the Collateral, (b) impose any obligation on the Lender or any Collateral Agent to perform or observe any such term, covenant, condition or agreement on the Borrower's part to be so performed or observed, or (c) impose any liability on the Lender or any Collateral Agent for any act or omission on the part of the Borrower, or any Person acting as agent for or on behalf of the Borrower, relative to or for any breach of any representation or warranty on the part of the Borrower in connection with the Collateral.

     SECTION 3.4. Defense of Lender's Interests. Until (a) payment and performance in full of all of obligations of the Borrower and (b) termination of this Agreement, the Lender's interests in the Collateral hereby granted to the Lender shall continue in full force and effect. During such period the Borrower shall not, without the Lender's prior written consent, pledge, sell (except Dispositions permitted under Article VI hereof), assign, transfer, create or suffer to exist a security interest in, Lien, claim or charge upon or encumber or allow or suffer to be encumbered in any way, any part of the Collateral. The Borrower shall defend the Lender's interests in the Collateral against any and all persons whatsoever. In addition, with respect to all Collateral, the Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the UCC or other applicable law.

     SECTION 3.5. Set-Off. The Lender is hereby authorized by the Borrower, at any time and from time to time, without prior notice, during any Event of Default or Pending Event of Default, to set off against, and to appropriate and apply to the payment of, the Loans (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all liabilities owing by the Lender or any of its affiliates to the Borrower. The Lender shall give notice to the Borrower of any such set-off, but the failure to give such notice shall not affect the validity of such set-off or its application, nor result in any liability of the Lender to the Borrower or any other Person.

     SECTION 3.6. Post-Closing Documentation. Immediately after each Closing Date, the Borrower shall deliver, or cause to be delivered to the Lender, or, if so directed by the Lender, a Collateral Agent, all documents requested by the Lender.

     SECTION 3.7. Collateral Agents. The Borrower hereby acknowledges that all right, title and interest in and to the Collateral are being assigned by the Borrower to one or more Collateral Agents, which may include affiliates of the Lender, for the benefit of the Lender, its successors and assigns, and any holder or assignee of a Note, pursuant to the terms of the applicable Custodial Agreement pursuant to which each Collateral Agent holds Collateral.

     SECTION 3.8. Power of Attorney. Borrower does hereby irrevocably appoint the Lender and any of its respective officers, employees or agents as its true and lawful attorney-in-fact, with full power of substitution, and hereby authorizes and empowers each of such Persons or entities, acting singly, in the name of and on behalf of the Borrower, to take the following actions from time to time in accordance with and subject to the terms of this Agreement:

          (a) upon the occurrence of an Event of Default, collect any and all amounts or portions thereof due under any Auto Loans including, without limitation, endorsing the name of the Borrower on checks and other instruments representing payments or collections with respect to such Auto Loans and on such instruments and documents as may be necessary to effectuate foreclosure, repossession or other conversions of ownership of any vehicle financed with any such Auto Loan and enforcing such Auto Loan;

          (b) execute and deliver any and all instruments and take any and all further action in the name of and on behalf of Borrower as may be necessary or desirable, in the determination of the Lender, to accomplish any and all of the foregoing; and

          (c) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as Lender may reasonably determine to be necessary or appropriate, including without limitation, such documents or instruments as may be necessary to change the notation of the Borrower's Lien on any Lien Certificate or any Financed Vehicle financed under a Auto Loan to a notation indicating that Lender or any assignee thereof is the lienholder with respect to such Financed Vehicle.

     The Lender is hereby empowered to do any and all lawful acts and Borrower hereby ratifies and confirms any and all lawful acts that the Under shall do pursuant to and in conformity with this power of attorney. This power of attorney is coupled with an interest and is irrevocable. The Borrower executes this power of attorney with the intent to be legally bound hereby, and with the intent that the execution shall have the full dignity afforded by the accompanying witnessing and notarization.

     SECTION 3.9. Exculpation of Liability. Nothing in this Agreement shall be construed to constitute the Lender as the Borrower's agent for any purpose whatsoever, nor shall the Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof, except for shortages, discrepancies, damages, losses, and destructions that are determined by a final judgment of a court having jurisdiction over the Lender to be solely the result of the Lender's gross negligence, wilful misconduct or knowing violations of law. The Lender does not, whether by anything herein or in any assignment or other-wise, assume any of the Borrower's obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.

                                   ARTICLE IV
                   ADMINISTRATION AND SERVICING OF AUTO LOANS

     To provide for the proper servicing and administration of the Collateral, either:

          (a) the Borrower shall act as Servicer of the Auto Loans and shall employ the same procedures and exercise the same standard of care that it customarily employs and exercises in servicing and administering Auto Loans for its own account or the account of others; or

          (b) the Borrower and the Lender will execute and deliver one or more Servicing Agreements pursuant to which one or more Servicers shall service the Collateral for the benefit of the Under, its successors and assigns, and any holder or assignee of a Note. In such case, all servicing of the Collateral shall be done in accordance with the terms of the applicable Servicing Agreement.

The Borrower shall be responsible for paying all fees and expenses of any Servicer that services the Auto Loans. The Lender shall have no liability to any Servicer for fees or expenses.

                                    ARTICLE V

                    COLLECTION, RESERVE AND LOCKBOX ACCOUNTS

     SECTION 5.1 Establishment and Maintenance of Collection Account. Concurrently with the execution and delivery of this Agreement, the Lender shall establish at CoreStates/New Jersey National Bank, Philadelphia, Pennsylvania, a segregated account entitled "Princeton Capital Credit Corporation, Western

Fidelity Collection Account" (the "Collection Account"). The Collection Account shall be maintained as an Eligible Account. The Lender shall have sole control over the Collection Account and Borrower shall have no right of withdrawal from the Collection Account.

     SECTION 5.2 Required Deposits to the Collection Account.

          (a) The Borrower shall cause the following amounts to be paid to the Lender, or the Collateral Agent on behalf of the Lender, for deposit to the Collection Account:

               (i) all amounts representing collections in respect of Auto Loans (including without limitation payments in respect of the purchase price of Auto Loans purchased by the related Take-Out Investor in accordance with the applicable Take-Out Agreement) through deposit into the Collection Account or by direct payment into the Lockbox Account held in the Lender's or the Collateral Agent's, as applicable, name;

               (ii) all amounts representing insurance proceeds;

               (iii) all amounts representing repossession proceeds; and

               (iv) all Proceeds of any of the foregoing.

          (b) The Lender or the Collateral Agent, as applicable, is hereby irrevocably authorized and empowered, as the Borrower's attorney-in-fact, to endorse any check or any other instrument or security presented for deposit in the Collection Account requiring the endorsement of the Borrower.

          (c) Notwithstanding the foregoing provisions of this Section 5.2 if at any time the Borrower, or any Person on behalf of the Borrower, receives any proceeds or payments required to be deposited in the Collection Account, all such amounts shall be held by the Borrower or such other person as the agent of, and in trust for, the L4ender and shall, forthwith upon receipt by the Borrower, or such other Person, be turned over to the Lender, or the Collateral Agent, on behalf of the Lender, for deposit into the Collection Account, as the case may be, in the same form as received by the Borrower or such other Person (and, if received in the form of a check, instrument or security requiring endorsement, duly endorsed on behalf of the Borrower or such other Person to the order of the Collateral Agent).

          (d) The Borrower shall cause all amounts remitted to the Lender or the Collateral Agent for deposit pursuant to Section 5.2(a) to be identified to permit the proper allocation of such amounts; any amounts not so identified shall be applied at the direction of the Lender.

     SECTION 5.3 Rights of Withdrawal from the Collection Account . In furtherance of the Security Interest provided in this Agreement, the Lender shall have the sole right of withdrawal from the Collection Account to apply amounts on deposit therein in accordance with Section 2.6 hereof.

     SECTION 5.4 Establishment and Maintenance of Reserve Account . Concurrently with the execution and delivery of this Agreement, the Borrower shall establish at CoreStates/New Jersey National Bank, Philadelphia, Pennsylvania, for the benefit of the Lender, a segregated account entitled "Western Fidelity Reserve Account, for the benefit of Princeton Capital Credit Corporation, as Secured Party" (the "Reserve Account"). Upon its establishment and at all times thereafter, the Reserve Account shall contain not less than the Reserve Account Required Minimum. The Reserve Account shall be maintained as an Eligible Account. The Lender shall have the exclusive right to make withdrawals pursuant to Section 5.5 from the Reserve Account until this Agreement has been terminated and no Note issued pursuant hereto is outstanding.

     SECTION 5.5 Application of Funds in the Reserve Account. The Lender has the sole right to withdraw funds from the Reserve Account, on any date, to the extent the Lender deems such withdrawals necessary to pay the principal of or accrued and unpaid interest on any Loan that has come due or to pay any outstanding fees or other expenses payable hereunder. All funds withdrawn from the Reserve Account shall be deposited by the Lender into the Collection Account and applied to make the payments specified in Section 2.6 hereof.

     SECTION 5.6 Establishment and Maintenance of Cash Account. Concurrently with the execution and delivery of this Agreement, the Borrower shall establish at CoreStates/New Jersey National Bank, Philadelphia, Pennsylvania, for the benefit of the Lender, a segregated account entitled "Western Fidelity Cash Account, for the benefit of Princeton Capital Credit Corporation, as Secured Party" (the "Cash Account"). The Cash Account shall be maintained as an Eligible Account. The Lender shall have the exclusive right to make withdrawals from the Cash Account until this Agreement has been terminated and no Note issued pursuant hereto is outstanding.

     SECTION 5.7 Application of Funds in the Cash Account. The Lender has the sole right to withdraw funds from the Cash Account, on any date, to the extent the Lender deems such withdrawals necessary to pay the principal of or accrued and unpaid interest on any Uan that has come due or to pay any outstanding fees or other expenses payable hereunder. All funds withdrawn from the Cash Account shall be deposited by the Lender into the Collection Account and applied to make the payments specified in Section 2.6 hereof.

     SECTION 5.8 Establishment of Lockbox Accounts. All Proceeds of Auto Loans shall, at the direction of the Lender, be deposited by the Borrower into one or more segregated lockbox accounts (each, a "Lockbox Account") pursuant to an arrangement with such bank as may be selected by the Borrower and be acceptable to the Lender in its sole discretion. Each Lockbox Account shall be an Eligible Account. The Borrower shall issue to any such bank, an irrevocable letter of instruction directing such bank to transfer such funds so deposited to the Lender by wire transfer to the Collection Account. All funds deposited in any Lockbox Account shall immediately become a part of the Collateral for the benefit of the Lender and the Borrower shall obtain the agreement by such bank to waive any set-off rights against the fund so deposited. The Lender assumes no responsibility for any Lockbox Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

     SECTION 5.9 Misapplication of Funds. The Under agrees that any funds incorrectly paid to it by the Borrower, or any Servicer on behalf of the Borrower, shall be promptly returned to the Borrower or the Servicer, as applicable, upon receipt of written notice from the Borrower or the Servicer, as applicable, that such funds were incorrectly paid to the Lender, or any Collateral Agent on behalf of the Lender, prior to the Collateral Agent's transfer of such funds in accordance with applicable Custodial Agreement.


                                   ARTICLE VI

                               TAKE-OUT PROCEDURE

     SECTION 6.1 Loans Due Upon Take-Out. Notwithstanding any provision herein or in any Note to the contrary, each Loan secured by an Auto Loan shall become due and payable, without notice or demand, upon the date that such Auto Loan is required to be sold or transferred to a Take-Out Investor pursuant to a Take-Out Agreement, regardless whether such sale or transfer actually occurs. If one or more Auto Loans that secure a Loan would not be sold or otherwise transferred on the same date that another Auto Loan that secures such Loan is being sold or otherwise transferred to a Take-Out Investor, such Loan may remain outstanding until such time as the remaining Auto Loans are sold or transferred; provided that the principal of the Loan is paid down by an amount equal to the Funding Amount, plus accrued interest and fees, for any Auto Loan that is sold or transferred on such date.

     SECTION 6.2 Instructions to the Lender. Prior to the date provided for any sale or transfer of an Auto Loan to a Take-Out Investor pursuant to a Take-Out Agreement, the Borrower shall deliver to the Lender complete instructions together with such documents, if any, required to be delivered to the Take-Out Investor pursuant to the provisions of such Take-Out Agreement which have not been previously delivered to the Lender and such other documents, including without limitation, transmittal envelopes and transmittal packages, as the Lender may require. Such instructions shall be given to the Lender sufficiently in advance to allow timely delivery by methods the Lender customarily uses for delivery of documents of that type. Subject to Section 6.3 hereof, upon receipt of such instructions, the Lender shall forward the appropriate documents to the Take-Out Investor acquiring such Auto Loan, or its designee. The Lender shall also provide the Take-Out Investor with written instructions to wire to the Lender, in immediately available federal funds, an amount equal to the purchase price or funding amount specified in the Take-Out Commitment for each Auto Loan being transferred to such Take-Out Investor or its designee. All amounts received by The Under from a Take-Out Investor with respect to an Auto Loan shall be applied in accordance with Section 2.6 hereof.

     SECTION 6.3 Delivery of Documents to Take-Out Investor. If the Lender is required to deliver any documents relating to an Auto Loan to a Take-Out Investor prior to the payment to the Lender of the Take-Out Price for such Auto Loan, then the Borrower must ensure that the Take-Out Investor, or a custodian acting on behalf of the Take-Out Investor, acts as bailee of the L4ender until the Take-Out Price is paid and the Auto Loan is removed from the Security Interest of the Lender. The Take-Out Investor or custodian will evidence that it is acting as bailee on behalf of the Lender by issuing a trust receipt to the Lender. Such trust receipt shall properly identify the Auto Loan and related documents and shall state that such documents are being held for the benefit of the Lender until the Take-Out Price is paid to the Lender.

     SECTION 6.4 Substitution of Take-Out Investors.

     (a) Notwithstanding the foregoing, if the Borrower instructs the Lender to deliver an Auto Loan to a Person other than the Take-Out Investor for the Take-Orut Agreement relating to such Auto Loan, or the designee of such Take-Out Investor, then, in addition to providing delivery instructions to the Lender in accordance with Section 6.2, the Borrower must deliver to the Lender a new Take-Out Agreement pursuant to which such proposed transferee is the Take-Out Investor. Such new Take-Out Agreement is hereby deemed pledged by the Borrower as Collateral for the related Note pursuant to this Agreement. Such pledge will be effective upon delivery of the Take-Out Agreement to the Lender.

     (b) If the Borrower is not in possession of the new Take-Out Agreement at the time of its request for delivery of an Auto Loan to a Person other than the original Take-Out Lender, pursuant to Section 6.4(a) then the Borrower shall certify the following to the Lender in writing:

          (i) such new Take-Out Agreement has been executed by a Take-Out Investor acceptable to the Lender and is the legally valid and binding obligation of such Take-Out Investor to purchase each Auto Loan subject thereto; and

          (ii) each Auto Loan subject to such Take-Out Agreement complies, in all material respects, with the requirements of the Take-Out Agreement.

     (c) Notwithstanding the substitution of Take-out Investors permitted by this Section 6.4, the rights assigned and granted to the Lender in the original Take-Out Agreement and any new Take-Out Agreement shall continue until the Lender has received the Funding Amount for each related Auto Loan, plus any accrued interest and fees thereon.

         SECTION 6.5 Take-Out Fee. Upon the Disposition of an Auto Loan, the Borrower shall pay to the Under the Take-Out Fee for such Auto Loan.

     SECTION 6.6 Take-Out Status Report. The Borrower shall, on or before the last day of each month, furnish to the Lender a certificate indicating, in each case if applicable: (a) the original amount committed to be purchased pursuant to each Take-Out Agreement; (b) the amount under each Take-Out Agreement that has been funded; and (e) the amount remaining to be funded under each Take-Out be funded under each Take-Out Agreement. At such time, the Borrower shall also deliver an officer's certificate stating that the Borrower is in compliance with all of the terms of each TakeOut Agreement.

be funded under each Take-Out Agreement. At such time, the Borrower shall also deliver an officer's certificate stating that the Borrower is in compliance with all of the terms of each TakeOut Agreement.


                                   ARTICLE VII
                   REPRESENTATIONS AND WARRANTIES OF BORROWER

     SECTION 7.1 Representations and Warranties Concerning Borrower. The Borrower hereby represents and warrants to the Lender, as of the date of this Agreement and any renewal or extension hereof and as of each Closing Date, that:

          (a) Organization and Authority. (i) The Borrower is a corporation, partnership or other business entity duly organized, validly existing and in good standing under the laws of the state of its formation and (ii) the Borrower has all requisite power and authority, corporate and/or otherwise, and all necessary licenses and permits to engage in the transactions contemplated by this Agreement and any other Program Documents and to conduct a consumer loan business.

          (b) No Proceedings. There are no proceedings pending, or to the knowledge of the Borrower threatened, against the Borrower or any of its affiliates in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the business, prospects, profits or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform any of the transactions contemplated by this Agreement. The Borrower is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal.

          (e) No Conflict. The issuance of each Note by the Borrower and compliance by the Borrower with all of the provisions of this Agreement, any other related Program Document to which it is a party, and the other instruments referred to herein (i) are within the corporate, partnership or other business entity powers of the Borrower, and (ii) are legal and will not conflict with or result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any lien upon the assets of the Borrower under the provisions of any other agreement, charter instrument, by-law or other instrument to which the Borrower is a party or by which it is bound.

          (d) No Event of Default. No event has occurred and no condition exists which, upon the Closing Date for any Loan, would constitute a Pending Event of Default or an Event of Default under this Agreement.

          (e) Taxes. All tax returns required to be filed by the Borrower in any jurisdiction have been filed, and all taxes, assessments, fees and other governmental charges upon the Borrower or upon its properties, income or franchises, which are due and payable have been paid. The Borrower does not know of any proposed additional tax assessment against it or any basis therefor.

          (f) Governmental Authorizations. The Borrower (i) is not in violation of any laws, ordinances, governmental rules or regulations to which either is subject, which would materially effect their obligations; and/or (ii) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the conduct of its business.

          (g) No Restrictive Agreements. The Borrower is not a party to any contract or agreement, or subject to any charter or other corporate restrictions, which materially and adversely affects its business. The Borrower is not a party to any contract or agreement which restricts its right or ability to incur any indebtedness.

          (h) Corporate Name. The Borrower has not been known by any other corporate name in the past five years and does not conduct business under any other name, nor has the Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any person during the preceding five years.

          (i) Solvency. The Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (a) as of the date of this Agreement, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (b) subsequent to the date of this Agreement, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

          (j) Licenses and Permits. The Borrower is in compliance with, and has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective of Borrower.

          (k) Default of Indebtedness. The Borrower is not in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

          (1) Investment Company Act. The Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

          (m) Disclosure. No representation or warranty made by the Borrower in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Borrower or which reasonably should be known to the Borrower that the Borrower has not disclosed to the Lender in writing with respect to the transactions contemplated by this Agreement which materially and adversely affects the condition (financial or otherwise), results of operations, business, or assets of the Borrower.

     SECTION 7.2 Representations and Warranties Concerning Collateral. The Borrower hereby represents and warrants to the Lender, as of the date of this Agreement and any renewal or extension hereof and as of each Closing Date, that:

          (a) Good Title to Collateral. The Borrower has good title to each item of Collateral, free and clear of all Liens, charges and encumbrances, and that it has full power, authority and legal right to pledge the Collateral pursuant to this Agreement.

          (b) First Lien on Collateral. The Security Interest is and will remain a valid and enforceable first lien on each item of Collateral. The Borrower will not create or permit to be created or to remain, and will promptly discharge or cause to be discharged without cost to the Lender, any lien, charge or encumbrance upon the Collateral. If the validity, enforceability or priority of the Security Interest in the Collateral or any portion thereof, shall be endangered or attacked, directly or indirectly, the Under shall be authorized to take, at the expense of the Borrower, all reasonable necessary and proper action in defense thereof, including the retention of legal counsel, the prosecution of defense of litigation and the compromise or discharge of claims.

          (c) Auto Loans Secured by Financed Vehicle. Each Auto Loan is secured by Financed Vehicle.

          (d) Conformity to Take-Out Requirements. Each Auto Loan conforms and will conform in all respects with all requirements of the Take-Out Commitment and the applicable underwriting criteria of the related Take-Out Investor. The Borrower can and will comply with the terms and conditions of the Take-Out Commitment relating to each Auto Loan.

          (e) Origination Complied With Applicable Loan. Each Auto Loan arose from a bona fide loan complying with all applicable laws and regulations, was made to an Obligor having legal capacity to contract, and is not subject to any defense, dispute, set- off or counterclaim. This warranty shall be deemed breached upon the assertion by any Obligor on the Auto Loan of such a defense, dispute, set-off or counterclaim including a claim that the transaction which gave rise to the Auto Loan did not comply with any applicable statute or regulation.

          (f) Disclosures Proper. All disclosures required by any state or federal or local law or regulation in connection with each Auto Loan have been duly and properly made and given.

          (g) Valid Oblilzations of Oblilzor. Each instrument comprising a portion of the Collateral represents the valid, binding and enforceable obligation of the Obligor thereunder and each such Obligor has agreed to pay the principal, interest and all other amounts due thereunder in accordance with its terms, without defense, offset or counterclaim.

          (h) No Set-Off by Take-Out Investors. There are no claims or right of set-off against the Borrower by the Take-Out Investor that issued the Take-Out Agreement or to whom an Auto Loan is to be delivered, that could result in a net payment for such Auto Loan in an amount insufficient to pay the Lender's entitlement thereto, including the Funding Amount, all interest thereon and all fees due to the Lender, whether such claim arises with respect to such Auto Loan or otherwise.

          (i) Origination in Accordance With Underwriting Guidelines.  Each Auto
     Loan  was  originated  in  accordance  with  the  Borrower's   Underwriting
     Guidelines and was acquired in the ordinary course of Borrower's business.

          (j) Adequate Insurance. Each Auto Loan is covered by the Vendor's Single Interest Insurance Policy and the Lender shall have received evidence satisfactory to it in its sole discretion that each Financed Vehicle is insured with respect to loss, theft and physical damage under policies of insurance in form and substance and issued by insurers satisfactory to it in its sole discretion.

          (k) Delivery of Title and Assignment. Each Auto Loan shall have been delivered to the Lender, or a Collateral Agent acting on its behalf, together with any necessary endorsements. The Lien Certificate which shows the Borrower's security interest in the Financed Vehicle relating to such Auto Loan (other than a Lien Certificate that under applicable law must remain with the owner of such Financed Vehicle) and an Assignment of such Lien Certificate shall have been delivered to the Lender, or if such Lien Certificate or an application therefor, as required by applicable state law, has been submitted to the relevant authority for notation thereon of the Borrower's security interest in such Financed Vehicle, then a copy of such Lien Certificate or application therefor shall have been delivered to the Lender together with an Assignment of such Lien Certificate. If the Borrower has delivered a copy of the Lien Certificate or an application in lieu of delivering the actual Lien Certificate, then the Borrower shall deliver the Lien Certificate to the Lender within 90 days of the date on which the Borrower acquired the related Auto Loan. Pursuant to each Assignment, the Borrower has assigned to the Lender all of its right, title and interest in and to the applicable Auto Loan and related Collateral.

          (1) No Counterparts. Each Auto Loan is the sole original counterpart and no Lien in such Auto Loan may be created through the transfer or possession of any counterpart other than such original counterpart.

          (m) No Delinquency or Default. No Auto Loan is a Delinquent Auto Loan or a Defaulted Auto Loan, and no default exists under the terms of such Auto Loan.

          (n) Payments to Lockbox. Notice that all payments by the Obligor under such Auto Loan are to be made to the applicable Lockbox Account shall have been given to the Obligor and the Lender shall have received evidence, satisfactory to the Lender, of the giving of such notice.

          (o) Length of Loan. The term of each Auto Loan does not exceed 60 months or such other length of time that the Lender may agree to in writing.

          (p) Binding Loan of Obligor. Each Auto Loan is a binding and valid obligation of the Obligor, in full force and effect and enforceable in accordance with its terms.

          (q) Genuine. Each Auto Loan is genuine in all respects as it appears on its face and as represented in the books and records of the Borrower and all information set forth therein is true and correct.

          (r) No Defenses. (i) No default by any party to such Auto Loan (including the Dealer) exists, (ii) the obligations of the Obligor or Obligors under such Auto Loan are not subject to any counterclaims, offsets or defenses and (iii) such Obligor or Obligors have no right of rescission, cancellation or avoidance, whether by operation of law or otherwise.

          (s) Entire Agreement. Each Auto Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect and is free of concessions to or understandings with the Obligor of any kind not expressed in writing therein.

          (t) No Insolvency. No case under the Bankruptcy Code shall have been commenced by or against any Obligor under such Auto Loan and be pending.

     SECTION 7.3 Survival of Representations and Warranties. Each representation and warranty of the Borrower contained in Section 7.1 or 7.2 hereof shall be true and correct on the date hereof and on each Closing Date, and shall be deemed a continuing representation and warranty at all times during the term of this Agreement.

                                  ARTICLE VIII
                        CERTAIN COVENANTS OF THE BORROWER

     The Borrower covenants and agrees that so long as any Loan shall remain unpaid:

     SECTION 8.1 Maintenance of Office. The Borrower will maintain at its office located at its address shown in Section 13.7 of this Agreement an office where notices, presentations and demands in respect of this Agreement and any Note may be given to and made upon it; provided, however, that it may, upon fifteen Business Days prior written notice to the Lender, move such office to any other location within the boundaries of the continental United States of America. The Borrower hereby agrees that it will pay, and will hold the Lender harmless against liability for, any stamp or other similar tax or governmental charge imposed in respect of any assignment of a Loan (excluding taxes payable with respect to profit resulting from any such transfer); and such obligation of the Borrower shall survive the payment or prepayment of the Loans and the termination of the Program Documents.

     SECTION 8.2 Existence. The Borrower will take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to preserve and keep in full force and effect its existence, rights and privileges and will not liquidate or dissolve, and it will take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to qualify, and to preserve and keep in full force and effect its qualification, to do business in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification.

     SECTION 8.3 General Maintenance of Business, Etc. The Borrower will:

          (a) keep proper books of record and accounts in which entries will be made of its business transactions in accordance with and to the extent required by generally accepted accounting principles;

          (b) set aside on its books from its earnings for each fiscal year, in amounts deemed adequate in the reasonable opinion of the Borrower, all proper accruals and reserves that, in accordance with generally accepted accounting principles, should be set aside from such earnings in connection with its business, including reserves for depreciation, obsolescence and/or amortization and accruals for taxes based on or measured by income or profits and for all other taxes; and

          (c) enforce (or cause a Servicer or a Collateral Agent, as may be appropriate, to enforce) all of its rights under each of the Program Documents to which it is a party and each other agreement entered into in connection with the transactions contemplated hereby.

     SECTION 8.4 Financial Statements and Reports. The Borrower will maintain a system of accounting established and administered in accordance with generally accepted accounting principals consistently applied. It being understood that the form of information requested in this Section 8.4 may be the Borrower's statements that are filed with the Securities and Exchange Commission and published as SEC Form 10-KSB, 10-QSB, or annual report, as applicable.

          (a) As soon as practicable after the end of each of the Borrower's fiscal years, and in any event within 90 days thereafter (or such later time as the Securities and Exchange Commission shall permit for their filing), the Borrower shall furnish to the Lender, one copy of:

               (i) a balance sheet of the Borrower as of the end of such year, and a statement of earnings and of stockholders' equity and changes in financial position of the Borrower for such year, in each case prepared in audited or certified form by a certified public accountant acceptable to the Lender; and

               (ii) a certificate from such certified public accountant stating that he knows of no condition or event which then constitutes an Event of Default hereunder, or, if any such condition or event then exists, specifying the nature and period of existence thereof.

          (b) As soon as practicable after the end of each of the Borrower's quarterly fiscal periods, and in any event within 45 days thereafter (or such later time as the Securities and Exchange Commission shall permit for their filing), the Borrower shall furnish to the Lender, one copy of an unaudited balance sheet and statement of earnings of the Borrower as at the end of such quarter certified by the Borrower's chief financial officer.

          (c) The Borrower shall, with reasonable promptness, furnish to the Lender such other documents and information with respect to the business, affairs and condition of the Borrower as from time to time the Lender may reasonably request.

     SECTION 8.5 Inspection. The Borrower will permit, upon reasonable notice to it, the Lender by its representatives, agents or attorneys: (a) to examine all books of account, records, reports and other papers of the Borrower relating to the Collateral and the operation of the Borrower's business, (b) to make copies and take extracts from any thereof, (c) to discuss the affairs, finances and accounts of the Borrower with its respective officers and independent certified public accountants (and by this provision the Borrower hereby authorizes said accountants to discuss with the Lender the finances and accounts of the Borrower) and (d) to visit and inspect, at reasonable times during normal business hours, the properties of the Borrower. It is understood and agreed by the parties hereto that all reasonable expenses in connection with any such inspection or discussion incurred by the Lender or the Borrower, any officers and employees thereof and the independent certified public accountants therefor shall be expenses payable by the Person malting the inspection or discussion.

     SECTION 8.6 Books and Records. The Borrower shall, or shall cause any Servicer acting on behalf of the Borrower to, maintain accounts and records as to each Auto Loan accurately and in sufficient detail to permit (a) the reader thereof to know at any time the status of such Auto Loan, including payments and recoveries made and payments owing (and the nature of each) and (b) reconciliation between payments or recoveries on (or with respect to) each Auto Loan and the amounts from time to time deposited in the Collection Account in respect of such Auto Loan.

     SECTION 8.7 Transfers of Assets. If at any time the Borrower proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Borrower shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Auto Loan, indicate clearly that such Auto Loan has been pledged as Collateral to the Lender unless the Loan relating to such Auto Loan has been paid in full or the Auto Loan has been repurchased by the Borrower.

     SECTION 8.8 Fidelity Bond. The Borrower shall maintain fidelity insurance or fidelity bonds in form, with limits and with companies, satisfactory to the Lender with respect to any employee or employees of the Borrower designated from time to time by the Lender, such insurance or bonds to be endorsed to expressly recognize that the Lender has an interest therein and that same will not be canceled, terminated or permitted to lapse unless not less than ten days prior written notice is given to the Lender.

     SECTION 8.9 Preservation of Collateral. The Borrower will observe and perform all provisions to be observed or performed by it, and will cause to be observed and performed by each other Person all provisions to be performed by it, contained in this Agreement and in each instrument included in the Collateral, in accordance with the terms thereof and within the time permitted thereby, and will maintain, or cause to be maintained, the validity and effectiveness of each such instrument and the assignment thereof or of rights in respect thereto to the Lender.

     SECTION 8. 10 Compliance with Law, etc. The Borrower will not (a) violate any laws, ordinances, governments rules or regulations to which it is or may become subject, or (b) fail to obtain or maintain any patents, trademarks, service marks, trade names, copyrights, design patents, licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business except to the extent that any such violation or failure could not materially and adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Borrower.

     SECTION 8. 11 Indemnification. The Borrower agrees to indemnify, and shall protect and hold the Lender harmless, from and against ail liabilities, losses, claims, demands, costs, expenses (including attorneys' fees and expenses) and judgments of any nature arising, or alleged to arise, from or in connection with
(a) any violation, or alleged violation of this Agreement, any other Program Document or any instrument, contract or agreement included in the Collateral, or
(b) any damage or loss sustained by the Lender in connection with this Agreement, unless such damage or loss is caused by the gross negligence or willful misconduct of the Lender. The Borrower will resist and defend any action, suit or proceeding brought against the Lender by reason of such occurrence by counsel designated by the lender. The obligation of this Section
8. 11 shall survive any termination of this Agreement.

     SECTION 8.12 Net Worth. The Borrower shall maintain a corporate net worth in excess of $500,000.

     SECTION 8.13 Payment of Taxes and Claims, The Borrower will pay and discharge promptly when due all taxes, assessments and governmental charges and levies imposed upon it, its income or profits or any of its properties; provided, however, that the foregoing need not be paid while the same is being contested in good faith by appropriate proceedings diligently conducted so long as:

          (a) adequate reserves shall have been established in accordance with generally accepted accounting principles with respect thereto; and

          (b) the right of the Borrower to use the particular property shall not be materially and adversely affected thereby.

     SECTION 8.14 Insurance. The Borrower shall obtain, and keep in place at all times, the Vendor Single Interest Insurance Policy or shall otherwise satisfy the lender that the Lender's interest in the Collateral is adequately insured. If the Borrower fails to obtain such insurance, or to keep the same in force, the Lender may obtain such insurance and pay the premium therefor for the Borrower's account, and charge the Borrower's account therefor and such expenses so paid shall be part of the Loans.

     SECTION 8.15 Borrower to Pay Expenses. The Borrower shall pay the fees and expenses of each Servicer and each Collateral Agent incurred pursuant to each Servicing Agreement and each Custodial Agreement, respectively.

     SECTION 8.16 Further Assurances. The Borrower will promptly execute and deliver all further instruments and documents and take all further action that may be necessary in order to give effect to the Security Interest and the provisions of the Program Documents and any Note.

     SECTION 8.17 Other Agreements and Parties. The Borrower will comply with all terms of the Program Documents to which it is a party. Without the consent of the Lender, such consent not to be unreasonably withheld, the Borrower will not (a) except as otherwise expressly set forth herein, agree to any amendment, supplement or modification to or waiver of the terms of the Program Documents to which it is a party or any document related thereto (b) appoint any Servicer or Collateral Agent. Without notification to the Lender, the Borrower will not enter into any agreements other than the Program Documents to which it is a party.

     SECTION 8.18 Defaults on Collateral. The Borrower will give notice to the Lender of any default by any Person under any instrument included in the Collateral promptly after the Borrower obtains knowledge of the same. If a default under any Auto Loan shall occur, the Borrower shall pay to the Lender the outstanding principal balance the Loan secured thereby, plus accrued interest thereon and any related fees.

     SECTION 8.19 No Disposition of Collateral. The Borrower will not sell, lease, transfer or otherwise dispose of the Collateral or any portion thereof or interest therein, except that the Borrower may sell, transfer or otherwise dispose of any of the foregoing to the extent expressly permitted or required by a valid Take-Out Commitment.

     SECTION 8.20 Payment of Fees. The Borrower will pay to the Lender on demand all usual and customary fees and expenses which the Lender incurs in connection with (a) the forwarding of Loan Proceeds and (b) the establishment and maintenance of any Lockbox Accounts. The Lender may, without making demand, charge the Borrower, and thus increase the amount owing under this Agreement for all such fees and expenses.

     SECTION 8.21 Violations. The Borrower will promptly notify the Under in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to the Borrower which may adversely affect the Collateral or the Borrower's business, assets, operations, condition or prospects (financial or otherwise).

     SECTION 8.22 Payment of Indebtedness. The Borrower will pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of any nature, unless the Lender shall have consented thereto.

     SECTION 8.23 Exercise of Rights. The Borrower will enforce all of its rights under the Collateral and pursue all remedies available to it with diligence and in good faith in connection with the enforcement of any such rights.

     SECTION 8.24 Negative Covenants. Without the consent of the Lender, the Borrower shall not: (a) merge or consolidate with or into any corporation or materially alter, amend or change its corporate business; (b) sell, lease, assign or otherwise dispose of all or substantially of its assets; (e) engage in any business other than consumer lending; (d) change in any substantial respect its methods of operating its existing consumer lending business; (e) change in any material respect its present management; (f) take any action nor permit any action to be taken by any others, which would release any Person from any of its covenants or obligations under any instrument included in the Collateral, or which would result in the amendment, hypothecation, subordination, waiver, termination or discharge or impair the validity or effectiveness, of any such instrument, or release any security comprising the Collateral, except as expressly provided herein or therein; and (g) permit any Lien to exist on any Auto Loan except Lender's Security Interest.

                                   ARTICLE IX

                              CONDITIONS PRECEDENT

     SECTION 9.1. Conditions to Initial Loan. The agreement of the Lender to make the initial Loan requested to be made on the first Closing Date hereunder is subject to the satisfaction or waiver by the Under, immediately prior to or concurrently with the making of such Loan, of the following conditions precedent:

          (a) Note. The Lender shall have received an initial Note duly executed and delivered by an authorized officer of the Borrower.

          (b) Filings Registrations and Recordings. Each document (including, without limitation, all necessary UCC financing statements) required under law or reasonably requested by Lender to be filed, registered, recorded or possessed in order to create, in favor of the Lender, the Security Interest in the Collateral shall have been properly filed, registered, recorded or possessed in each jurisdiction in which the filing, registration, recordation or possession thereof is so required or requested, and the Lender shall have received an acknowledgment copy, or other evidence reasonably satisfactory to it, of each such filing, registration, recordation possession and reasonably satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

          (c) Corporate Proceedings of Borrower. The Lender shall have received a copy of the resolutions in form and substance reasonably satisfactory to the Lender, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of the Program Documents and (ii) the granting by the Borrower of the Security Interests in the Collateral in each case certified by the Secretary or an Assistant Secretary of the Borrower as of the initial Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

          (d) Incumbency Certificates of Borrower. The Lender shall have received a certificate of the Secretary or any Assistant Secretary of the Borrower, dated the initial Closing Date, as to the incumbency and signature of the officers of the Borrower executing this Agreement, any certificate or other Program Documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          (e) Legal Opinion. The Lender shall have received a legal opinion of counsel to the Borrower in form and substance reasonably satisfactory to the Lender (which may be of in-house counsel) which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes and other Program Documents as Lender may reasonably require.

          (f) Fees. The Lender shall have received the Application Fee.

          (g) Borrower's Underwriting Guidelines. The Lender shall have received a copy of the Borrower's Underwriting Guidelines.

          (h) Insurance. The Lender shall have received satisfactory proof of the insurance policies required to be maintained by the Borrower under
     Section 8.14 hereof.

          (i) UCC Search Report. The Lender shall have received a copy of search reports for the Borrower with respect to UCC financing statements and tax and judgment liens as of a recent date acceptable to the Lender.

          (j) Servicing Agreement. Unless the Borrower will be the Servicer, the Lender shall have received a Servicing Agreement duly executed and delivered by the Borrower and a Servicer acceptable to the Lender, in its sole discretion.

          (k) Custodial Agreement. The Lender shall have received a Custodial Agreement duly executed and delivered by the Borrower and a Collateral Agent acceptable to the Lender, in its sole discretion.

          (1) Reserve Account. The Borrower shall have established the Reserve Account containing at least the Reserve Account Required Balance.

          (m)  Cash  Account.  The  Borrower  shall  have  established  the Cash
     Account.

          (n) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to the Lender and its counsel.

     SECTION 9.2. Conditions to Each Loan. The agreement of the Lender to make any Loan requested to be made on any Closing Date (including, without limitation, its initial Loan), is subject to the satisfaction of the following conditions precedent as of such Closing Date:

          (a) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to this Agreement, and any other Program Documents to which it is a party, and each of the representations and warranties contained in any certificate, insurance policy, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Program Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) No Default. No Event of Default or Pending Event of Default shall have occurred and be continuing on such date, or would exist after giving effect to the Loan requested to be made, on such date; provided, however, that the Lender, in its sole discretion, may continue to make Loans notwithstanding the existence of an Event of Default or Pending Event of Default.

          (c) Maximum Loans. With regard to the Loan requested to be made, after giving effect thereto, the aggregate of all Loans outstanding on such Closing Date shall not exceed the Maximum Credit Line; provided, however, that the Lender, in its sole discretion, may exceed the Maximum Credit Line.

          (d) Delivery of Collateral. The Lender, or a Collateral Agent on behalf of the Lender, shall have received all documents relating to the Auto Loans to serve as Collateral for such Loan as Lender shall reasonably require.

          (e) Funding Fee. The Lender shall have received the Funding Fee for each Auto Loan to be delivered to the Lender, or a Collateral Agent on behalf of the Lender, in connection with such Loan. Such Funding Fees may be deemed by the Lender to be paid by deducting the amount thereof from the Loan proceeds to be delivered to the Borrower on such Closing Date.

          (f) Reserve Account. The Lender shall have received funds in an amount equal to the Reserve Account Deficiency Amount, if any. Such Reserve Account Deficiency Amount may be deemed by the Lender to be delivered by deducting the amount thereof from the Loan proceeds to be delivered to the Borrower on such Closing Date.

          (g) Take-Out Agreement The Lender shall have received satisfactory evidence that a Take-Out Agreement is in existence for each Auto Loan that will be pledged to secure such Loan. Each Loan Funding Request delivered by the Borrower shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this subsection shall have been satisfied.

                                    ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 10.1 Events of Default. Any of the following occurrences or acts (whether the same shall occur voluntarily, involuntarily, by operation of law or otherwise) shall constitute an Event of Default under this Agreement:

          (a) if default shall be made in the payment of any interest or principal of any Loan, when and as the same shall become due and payable or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due;

          (b) if any representation, warranty or other statement of the Borrower set forth in this Agreement, or any representation or warranty of any party set forth in any Program Document, certificate or other instrument delivered pursuant to this Agreement, or any instrument included in the Collateral, shall prove to have been incorrect in any material respect at the time it was made or at any time such representation warranty or statement is or was deemed to be effective pursuant to Article VII hereof;

          (c) if default shall be made in the due observance or performance of any other provision of this Agreement or other Program Document to be observed or performed by the Borrower;

          (d) if the Borrower is also a Servicer, an "Event of Default" shall have occurred under the related Servicing Agreement, if any;

          (e) if the Borrower shall default under the provisions of any Take-Out Agreement and no other Take-Out Agreement is available;

          (f) if any instrument included in the Collateral shall be canceled, terminated, or discharged, or in any way amended or modified to diminish the value of the Collateral to the Lender in a material way, or shall be hypothecated, or any portion of the Collateral shall be released except as expressly provided for herein and therein;

          (g) if by order of a court or agency of competent jurisdiction, a receiver, trustee, custodian or liquidator (or other similar official) of the Borrower or of the Collateral or any portion thereof shall be appointed in any proceeding by any federal or state officer or agency, and such order shall not be vacated or set aside or stayed within 60 days after the entry thereof (provided, however, that such 60-day waiting period shall not be permitted if the appointment of such receiver, trustee, custodian, liquidator or similar official would cause immediate impairment of the Collateral), or if the Borrower shall consent to such appointment;

          (h) if the Borrower shall file a petition in bankruptcy or for relief or for reorganization or for an arrangement pursuant to the Bankruptcy Code or any similar federal or state law, now or hereafter in effect, or shall be adjudicated a bankrupt or become insolvent, or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay debts generally as they become due or shall be dissolved or shall suspend payment of its obligations or shall take any action in furtherance of any of the foregoing; or if a petition or an answer shall be filed proposing the adjudication of the Borrower as a bankrupt or its reorganization under the Bankruptcy Code or any similar federal or state law, now or hereafter in effect, or consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or any substantial part of its property and (i) the Borrower shall consent to the filing thereof, or
     (ii) such petition or answer shall be approved by a court of competent jurisdiction and the order approving the same shall not be vacated or set aside or stayed within 60 days after the entry thereof; provided, however, that such 60-day waiting period shall not be permitted if the appointment of such receiver, trustee, custodian, liquidator or similar official would cause immediate impairment of the Collateral;

          (i) if final judgment for the payment of money shall be rendered against the Borrower in an amount that, in the reasonable judgment of the Lender, would impair the Borrower's ability to fulfill its obligation to the Lender and the Borrower shall not discharge the same or provide for its discharge in accordance with its terms or procure a stay of execution thereon within 60 days from the entry date thereof, and shall not within such 60-day period, or such longer period during which execution on such judgment shall have been stayed, appeal therefrom or from the order, decree or process upon or pursuant to which said judgment shall have been granted, passed or entered and cause the execution thereof to be stayed during such appeal, and if on appeal such order, decree or process shall be affirmed and the Borrower shall not discharge such judgment or provide for its discharge in accordance with its terms within 60 days after the entry of the order or decree of affirmance;

          (j) if the Borrower fails to make any payment due on any indebtedness or any event shall occur or any condition shall exist in respect of any indebtedness of the Borrower or under any agreement securing or relating to such indebtedness, the effect of which is to cause or permit such indebtedness, or a portion thereof, to become due prior to its stated maturity or prior to its regular scheduled dates of payment, in an amount that, in the reasonable judgment of the Lender would impair the Borrower's ability to fulfill its obligation to the Lender;

          (k) if there shall occur, in the reasonable judgment of the Lender, a material adverse change in the Borrower's financial condition or business; or

          (1) if any Lien created or intended to be created by this Agreement shall cease to be a valid, fully perfected and enforceable Lien prior to the rights of all Persons other than the Lender whether or not such Persons have notice of any such Lien and, if curable, such failure shall continue unremedied for 30 days after the Borrower obtains knowledge thereof.

The Borrower shall give prompt written notice to the Lender of the occurrence of any Event of Default or of any event or circumstances that constitute a Pending Event of Default. Failure to provide such notice shall constitute an Event of Default under subsection (e) above.

     SECTION 10.2 Loans Due Upon Event of Default. If an Event of Default has occurred and shall remain uncured past any cure period provided by Section 10.5, the Lender may, with or without notice to the Borrower, declare (i) the entire unpaid principal amount of all of the Loans, (ii) all accrued and unpaid interest thereon, including any interest accrued at the Default Rate, and (iii) all other sums required to be paid by the Borrower pursuant to this Agreement or any other Program Document, to be due and payable, and upon any such declaration the amounts referred to in clauses (i) through (iii) of this Section 10.2 shall mature and become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

     SECTION 10.3 Rights and Remedies. If an Event of Default shall occur and shall remain uncured past any cure period provided by Section 10.5, the Lender may exercise any right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or agreement contained in the Program Documents or in any Note evidencing one or more Loans or for an injunction against a violation of any of the terms of the Program Documents or such Loan or in aid of any exercise of any power granted to the Lender in the Program Documents or in such Loan, or may proceed to enforce payment of such Loan or to enforce any other legal or equitable right of the Lender. No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. No course of dealing on the part of the Lender or any delay or failure on the part of the Lender to exercise any right or power, shall operate as a waiver of such right or power or otherwise prejudice the rights, powers and remedies of the Lender. No failure to insist upon strict compliance with any covenant, term, condition or other provision of the Program Documents or any Note shall constitute a waiver by the Lender of any such covenant, term, condition or other provision or of any default or Event of Default in connection therewith. To the extent effective under applicable law, the Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any stay, extension or redemption laws now existing or that may hereafter exist that, but for this provision, might be applicable to any sale made under any judgment, order or decree of any court, or otherwise, based on the Loans or on any claim for interest in respect of the Loans. If an Event of Default shall occur, and be continuing, the Borrower will pay to the Lender, to the extent not prohibited by applicable law and not paid in accordance with this Agreement, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection and of the taking of remedial actions and the maintenance of enforcement proceedings, including, without imitation, reasonable attorneys' fees and disbursements,

     SECTION 10.4 Realization Upon Collateral. If an Event of Default hereunder shall have occurred and shall remain uncured past any cure period provided by
Section 10.5, the Lender, or its agents, may do any or all of the following:

          (a) sell, or cause the applicable Collateral Agent to sell, to the extent not prohibited by law, in a commercially reasonable manner, the Collateral and all right, title, interest, claim and demand therein, and right of redemption thereof, at one or more public or private sales, as an entirety or otherwise, and at such time and place and upon such terms as the Lender may fix and specify in the notice of sale to be given to the Borrower, or as may be required by law;

          (b) take any action which is appropriate to enforce the rights and remedies of the Lender under any instrument included in the Collateral, to the extent not prohibited thereby or by law;

          (c) take all other steps to protect and enforce the rights and remedies of the Lender whether by proceedings (for the specific performance of any provision of the Notes or this Agreement or any other Program Document, or in aid of the exercise of any right or remedy herein granted, or for any foreclosure hereunder or for the enforcement of any other appropriate legal or equitable remedy) or otherwise as the Lender shall deem most effectual to protect and enforce the same; or

          (d) exercise all of the rights of a secured party under the UCC.

     SECTION 10.5 Cure of Defaults. Notwithstanding anything herein to the contrary, (a) the Lender shall allow the Borrower three Business Days during which to cure any Pending Event of Default or Event of Default and (b) nothing in this Article X shall prohibit the Borrower and the Lender from agreeing to a reasonable period of time (in addition to the three Business Days provided by subsection (a) hereof) to cure any Pending Event of Default or Event of Default; provided, however, that the Lender may exercise any or all of its rights at any time if, in its reasonable judgment, the further delay in such exercise would impair its rights, diminish the value of the Collateral or affect the priority of the Security Interest in the Collateral.

     SECTION 10.6 Application of Proceeds of Sale of Collateral. The proceeds of any sale made under or by virtue of this Article X together with any other sums which then may be held by the Lender under this Agreement as part of the Collateral or the Proceeds thereof, whether under the provisions of this Article X or otherwise, shall be applied by the Lender as follows:

          First: To the payment of the costs and expenses of any such sale, and of any proceeding related to such sale, and of all expenses, liabilities and advances made or incurred by the Lender under this Agreement (including, without limitation, the reasonable compensation and expenses and disbursements of its attorney and of such agents, representatives and experts not regularly in the employ of the Lender as it shall employ in connection with the exercise and performance of its powers and duties hereunder), together with interest at the Default Rate, on all advances made by the Lender to protect the Collateral or enforce its rights hereunder or under any Note;

          Second: To the payment of all amounts then owed under the Notes for principal and interest and if such proceeds shall be insufficient to pay amounts in full, then first, to interest due on all Notes then outstanding and second, to reduce the principal of all Notes then outstanding, pro rata, in accordance with the outstanding principal balance thereof;

          Third: To the payment of any other sums required to be paid by the Borrower to the Lender pursuant to any provision of this Agreement or the Notes or any other Program Document; and

          Fourth: To the payment of the surplus, if any, to the Borrower or such other Person or Persons legally entitled thereto.

     SECTION 10.7 Lender May Purchase Collateral. Upon any sale made under or by virtue of this Article X to the extent permitted by applicable law, the Lender or an independent agent, on its behalf, may bid for and acquire the Collateral or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness of the Borrower secured by this Agreement the net proceeds of sale, after deducting therefrom the expenses of the sale and the costs of the proceedings and any other sums which the Borrower is authorized to deduct under this Agreement. The Person making such sale shall accept such settlement without requiring the production of any Note and without such production there shall be deemed credited thereon the pro rata share of the net proceeds of sale. The Lender or such independent agent, upon so acquiring the Collateral or any portion thereof, shall be entitled to hold, manage, sell or otherwise deal in and with the same in any manner not prohibited by applicable law.

     SECTION 10.8 No Loans After Event of Default. Upon the occurrence and continuance of any Pending Event of Default or any Event of Default, the Lender shall no longer be obligated to make additional Loans hereunder.

     SECTION 10.9 Consents. If an Event of Default hereunder shall have occurred and be continuing, then immediately upon the commencement of any proceedings by the L4ender to obtain judgment for the principal of or interest on any Note and other sums required to be paid by the Borrower pursuant to any provision of this Agreement, or of any other nature in aid of the enforcement of the Notes or of this Agreement, the Borrower will, to the extent that it lawfully may: (a) consent to the issuance and service of process in the manner specified in
Section 13.7 for notices and other communications; lb) consent to the entry of the judgment for the lawful costs, expenses, and compensation of the Lender and of its agents or attorneys in any action in which the Lender obtains a judgment for principal, interest and/or other sums, and for such other relief as the Lender may be entitled to hereunder; and (c) if required by the Lender, consent to the appointment of a receiver or receivers of the Collateral and the Proceeds thereof. If an Event of Default hereunder shall have occurred and be continuing, or upon the filing of a proceeding to foreclose this Agreement or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other proceeding to enforce any right or remedy of the Lender, the Lender shall be entitled as a matter of right, if the Lender shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of the security of the Collateral, forthwith, either before or after declaring the entire unpaid principal of the Notes and the interest accrued and unpaid thereon to be due and payable, to the appointment of such a receiver or receivers.

     SECTION 10.10 Lender's Retention of Property. Notwithstanding the appointment of any receiver, trustee or liquidator (or other similar official) of the Borrower, or of any of the property of the Borrower, or of the Collateral or any portion thereof, the Lender, or the applicable Collateral Agent on behalf of the Lender, shall be entitled to obtain and/or retain possession and control of all property now or hereafter pledged to or held by the Lender, or the Collateral Agent on behalf of the Lender, under or pursuant to the provisions of this Agreement.

     SECTION 10.11 Remedies Not Exclusive; No Waiver of Remedies. No right or remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing, upon the occurrence of an Event of Default hereunder. The failure of the Lender to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or any other Program Document, or to exercise any right or remedy provided for in this Agreement or any other Program Document, shall not impair any such right or remedy nor be construed as a waiver or relinquishment thereof. Every right and remedy given by this Agreement or any other Program Document to the Lender may be exercised from time to time and as often as may be deemed expedient by the Lender.

     SECTION 10.12 Waiver by Borrower. The Borrower hereby waives notice of nonpayment of any of the Loans, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of Loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein, or in any Note or in the Program Documents. To the extent that it lawfully may, upon the occurrence of an Event of Default, the Borrower agrees that it will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Agreement, any Notes or any other Program Document; nor after any such sales or sales, claim or exercise any right, under any applicable present or future law or otherwise, to redeem the Collateral or any portion thereof so sold; and the Borrower, to the extent that it lawfully may, expressly waives all benefit or advantage of any such laws and covenants not to hinder, delay or impede the exercise of any right or remedy permitted to be exercised by Under, but to suffer and permit the exercise of every such right or remedy as though no such law or laws were in effect. The Borrower for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Collateral marshalled upon any sale.

     SECTION 10.13 Lender's Discretion. The Lender shall have the right in its sole discretion to determine which rights, Liens, Security Interests or remedies the Lender may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of the Lender's rights hereunder.

     SECTION 10.14 Set-Off. In addition to any other rights which the Lender may have under applicable law, upon the occurrence of any Event of Default hereunder, the Lender shall have a right to apply any of the Borrower's property held by the Lender or by any of its affiliates to reduce the Loans.

     SECTION 10.15 Delay. No delay or omission on the Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

                                   ARTICLE XI

                              BANKRUPTCY PROVISIONS

     SECTION 11.1 Waiver of Automatic or Supplemental Stay. In the event of the filing of any voluntary or involuntary petition under the U.S. Bankruptcy Code by or against the Borrower (other than an involuntary petition filed by or joined in by the Lender), the Borrower shall not assert, or request any other party to assert, that the automatic stay under _362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of the Lender to enforce any rights it has by virtue of this Agreement or any Program Document. The waivers contained in this paragraph are a material inducement to the Lender's willingness to enter into this Agreement and the Borrower acknowledges and agrees that no ground exists for equitable relief which would bar, delay or impede the exercise by the Lender of any of the Lender's rights and remedies against the Borrower.

         SECTION 11.2 Acknowledgment of the Borrower. If the Borrower's property or any portion thereof or any interest therein becomes property of any bankruptcy estate or subject to any state or federal insolvency proceeding, then the Lender shall immediately become entitled, in addition to all other relief to which the Lender may be entitled under this Agreement, to obtain an order from the Bankruptcy Court or other appropriate court granting immediate relief from the automatic stay pursuant to _362 of the Bankruptcy Code so to permit the Lender to pursue its rights and remedies against the Borrower as provided under this Agreement, under any Program Document and all other rights and remedies of the Lender at law and in equity under applicable state law. In connection with such an order, the Borrower shall not contend or allege in any pleading or petition filed in any court proceeding that the Lender does not have sufficient grounds for relief from the automatic stay. Any bankruptcy petition or other action taken by the Borrower to stay, condition, or inhibit the I-ender from exercising its remedies are hereby admitted by the Borrower to be in bad faith and the Borrower further admits that the Lender would have just cause for relief from the automatic stay in order to take such actions authorized under state law.


                                   ARTICLE XII
                                      NOTES

     SECTION 12.1 Exchange, Consolidation, Transfer and Assignment of Notes.

     (a) The Lender may exchange one or more outstanding Notes for one or more replacement Notes which have the same outstanding principal balance, terms and payment characteristics, in the aggregate if applicable, as old Notes. Such exchange shall be effected by presentation of the old Notes to the Borrower together with written exchange instructions from the Lender. In connection with any such exchange, the Under may request that a new Note be issued in the name of an assignee or transferee of the Lender. All such new Notes shall be substantially in the form of Exhibit A hereto. Each new Note (i) shall be dated and shall bear interest from the date to which interest has been paid on the Note or Notes that it replaces or (ii) if no interest has been paid on the Note or Notes that it replaces, shall be dated the same as the Note or Notes that it replaces. The substitution, replacement, consolidation or exchange of any Note shall not be intended to be, and shall not be construed as, a novation of the obligations of the Borrower evidenced by the Note.

     (b) The Borrower hereby acknowledges that (i) the Notes will be fully negotiable and (ii) the Lender may endorse or assign any of the Notes, from time to time, without the consent of the Borrower. If a Note is transferred or assigned by the Under, the Under will provide written payment instructions to the Borrower.

     (c) The Borrower shall be entitled to rely upon the written exchange, transfer or payment instructions delivered by the Under. The Borrower will incur no additional liability by acting in accordance with such written instructions.

     SECTION 12.2 Mutilated, Lost or Destroyed Notes. If any Note shall become mutilated or be destroyed, or lost or stolen, upon request of the Lender, the Borrower shall execute and deliver to the Lender a new Note of the same tenor and dated as of the same date as such old Note in the same original principal amount and bearing interest at the same rate. In no event shall the Borrower's liability be increased thereby.

     SECTION 12.3 Validity of Replacement Notes. Each new Note issued in exchange or replacement for any old Note pursuant to Sections 12.1 or 12.2 hereof shall be a valid obligation of the Borrower evidencing the same debt as such old Note and shall be entitled to the benefits and security of this Agreement to the same extent as such old Note.

                                  ARTICLE XIII
                                  MISCELLANEOUS

     SECTION 13.1 Term. This Agreement will terminate on the day that is one year from the date hereof, unless renewed or terminated prior to such date in accordance with the terms hereof. Notwithstanding the foregoing, this Agreement may be extended by the mutual written agreement of the Lender and the Borrower for successive one-year terms upon the payment by the Borrower to the Lender of the Renewal Fee.

     SECTION 13.2 Termination. The termination of this Agreement shall not affect any of the Borrower's or the Lender's rights, or any of the Loans having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or obligations have been fully disposed of, concluded or liquidated. The Security Interest, and rights granted to the Lender hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that the Borrower's account may from time to time be temporarily in a zero or credit position, until all of the obligations of the Borrower have been paid or per-formed in full after the termination of this Agreement or the Borrower has furnished the Lender with an indemnification satisfactory to the Lender with respect thereto. Accordingly, the Borrower waives any rights which it may have under Section 9-404(l) of the UCC to demand the filing of termination statement with respect to the Collateral, and the Lender shall not be required to send such termination statements to the Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated and in accordance with its terms and all Loans paid in full. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Loans are repaid in full.

     SECTION 13.3 Entire Understanding. This Agreement and the documents executed concurrently herewith contain the entire understanding between the Borrower and the Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by the Borrower's and the Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

     SECTION 13.4 Liability of Lender. The Borrower agrees that the Lender shall not be liable for taking any action or refraining from taking any action hereunder or for negligence, it being agreed that the Lender shall be liable to the Borrower only for gross negligence or willful misconduct and that, as a condition to the execution of this Agreement, the Borrower has and hereby does waive any liability of the Lender except in the case of gross negligence or willful misconduct.

     SECTION 13.5 No Third Party Rights. Nothing in this Agreement expressed or implied is intended or shall be construed to give any Person other than the Lender and the Borrower any legal or equitable right, remedy or claim under or in respect of the Notes, this Agreement or the Collateral or any provision therein or herein contained, and such provisions are and shall be held to be for the sole and exclusive benefit of the Lender and the Borrower.

     SECTION 13.6 Expenses. All fees, costs and expenses including, without limitation reasonable attorneys' fees and other out-of-pocket fees, cost and expenses, incurred (a) by the Lender in all efforts made to enforce payment of any Loan or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and at @ related agreements, documents and instruments, or (e) in connection with the instituting, maintaining, preserving, enforcing and foreclosing of or on the Lender's Security Interest in any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to the Lender's transactions with the Borrower, or
(e) upon the occurrence of an Event of Default, in obtaining any advice given to the Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to the Borrower's account and shall be part of the Loans.

     SECTION 13.7 Notices. Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, postage prepaid, or in the case of telegraphic notice when delivered to the telegraph company, or, in the case of facsimile notice, when sent, confirmation received, addressed as follows, or to such other addresses as may be hereafter notified by the respective parties hereto:

     (a) The Borrower:

         Western Fidelity Funding Inc.
         4704 Harlan Street, Suite 310
         Denver, CO 80212
         Attention: Gene E. Osborn
         Telecopy: (303) 477-2158

     (b) The Lender:

         Princeton Capital Credit Corporation
         36 Washington Road
         Princeton Junction, NJ 08550
         Attention: Raymond Q. Benage
         Telecopy: (609) 275-9191

     SECTION 13.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and such counterparts shall together constitute but one and the same Agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart signed by the party against which enforcement if this Agreement is sought.

     SECTION 13.9 Severability. In case any one or more of the provisions contained in this Agreement, any Note or any other Program Document or an application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein and any other application thereof shall not in any way be affected or impaired thereby.

     SECTION 13.10 Successors and Assigns. All of the provisions herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the Lender and the Borrower, including any holders or assignees of any Note, to the same extent as if each successor and assign were in each case named as a party to this Agreement; provided, however, that the Borrower has no right to assign or transfer any of its rights or obligations under this Agreement unless the Lender shall have given its written consent thereto.

     SECTION 13. It Governing Law. THE LAW OF THE STATE OF NEW JERSEY SHALL GOVERN THE RESPECTIVE RIGHTS AND DUTIES OF THE LENDER AND THE BORROWER WITH RESPECT TO THIS AGREEMENT, EACH NOTE AND THE TRANSACTIONS BETWEEN THE LENDER AND THE BORROWER CONTEMPLATED BY THIS AGREEMENT, AND THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW JERSEY WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAW, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

     SECTION 13.12 Waiver of Jury Trial: Jurisdiction. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. In any action or proceeding arising out of or relating to this Agreement or any Note, the Borrower hereby accepts, for itself and its property, the nonexclusive jurisdiction of the state and federal courts of the State of New Jersey, and agrees that effective service of process may be made on the Borrower by mailing same, in the manner set forth in Section 13.7 to the Borrower's address set forth above.

     SECTION 13.13 lnjunctive Relief. The Borrower recognizes that, if the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Lender; therefore, the Lender, if the Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     SECTION 13.14 Headings Not to Affect Interpretation. The headings to the various Articles and Sections of this Agreement have been inserted for convenient reference only and shall not modify, define, limit or expand the express provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Auto Loan Warehouse Agreement to be signed in their respective corporate names and attested by their respective duly authorized officers on the date first written above.


                                            WESTERN FIDELITY FUNDING INC.,
                                            as Borrower


                                            By:  /s/ Gene Osborn
                                               --------------------------------
                                               Its: President


                                            Attest: /s/  Marya Brancio
                                                    ---------------------------
                                               Its:  Secretary


                                            PRINCETON CAPITAL CREDIT
                                            CORPORATION, as Lender



                                            By: /s/ Ray Benage
                                               --------------------------------
                                               Its: Managing Director



                                            Attest:
                                                   -----------------------------
                                            Its:
                                                --------------------------------

STATE OF COLORADO          )
                           )
COUNTY OF JEFFERSON        )

     On 8/12/96 before me personally came Gene Osborn, to me known, who, being by me duly sworn, did depose and say that he or she is President of WESTERN FIDELITY FUNDING INC. which executed the foregoing instrument; that he knows the seal of said corporation that the seal affixed to said instrument is such corporate seal and that he signed his name and affixed said seal thereto by order of the Board of Directors of said corporation.

                                        /s/
                                        ---------------------------------------
                                        (Notary Public)

My commission expires:  05/07/00


STATE OF COLORADO           )
                            )
COUNTY OF  JEFFERSON        )

     On 8/12/96, before me personally came Marya Brancio, to me known, who, being by me duly sworn, did depose and say that he or she is Secretary of WESTERN FIDELITY FUNDING INC. which executed the foregoing instrument; that he knows the seal of said corporation that the seal affixed to said instrument is such corporate seal and that he signed his name and affixed said seal thereto by order of the Board of Directors of said corporation.

                                        /s/
                                        ---------------------------------------
                                        (Notary Public)

My commission expires:  05/07/00

STATE OF COLORADO         )
                          )
COUNTY OF JEFFERSON       )

     On 8/12/96 , before me personally came Ray Benage, to me known, who, being by me duly sworn, did depose and say that he or she is Managing Director of PRINCETON CAPITAL CREDIT CORPORATION executed the foregoing instrument; that he knows the seal of said corporation that the seal affixed to said instrument is such corporate seal and that he signed his name and affixed said seal thereto by order of the Board of Directors of said corporation.

                                        /s/
                                        ---------------------------------------
                                        (Notary Public)

My commission expires:  05/07/00



STATE OF                 )
          ---------------
                         )
COUNTY OF                )
          ---------------

     On -------------------- before me personally came  ------------------------
to me known, who, being by me duly sworn, did depose and say that he or she is --------------- of PRINCETON CAPITAL CREDIT CORPORATION executed the foregoing instrument; that he knows the seal of said corporation that the seal affixed to said instrument is such corporate seal and that he signed his name and affixed said seal thereto by order of the Board of Directors of said corporation.

                                        /s/
                                        ---------------------------------------
                                        (Notary Public)

My commission expires:
                       -------------------------

                                                                       EXHIBIT A
                                                                       ---------

                                  FORM OF NOTE

                          WESTERN FIDELITY FUNDING INC.
                              REVOLVING CREDIT NOTE
                                 August 12, 1996

     FOR VALUE RECEIVED, WESTERN FUNDING INC. (the "Borrower") hereby promises to pay to the order of PRINCETON CAPITAL CREDIT CORPORATION (the "Lender") the principal amount of Five Million Dollars ($5,000,000) or, if less, the principal amount of the Loans from the Lender outstanding, on the dates and in the amounts specified in Sections 2.1 and 2.2 of the Warehouse Agreement referred to below, and to pay interest on such principal amount on the dates and at the rates specified in Section 3.1 of such Warehouse Agreement. All payments due the Lender hereunder shall be made to the Lender at the place, in the type of money and funds and in the manner specified in Sections 2.6 and 2.9 of such Warehouse Agreement.

     The holder hereof is authorized to endorse on the grid attached hereto, or on a continuation thereof, each Loan of the Lender and each payment, repayment or conversion with respect thereto.

     Presentment, demand, protest, notice of dishonor and notice of intent to accelerate are hereby waived by the undersigned.

     This Revolving Credit Note evidences Loans made under, and is entitled to the benefits of, the Auto Loan Warehouse Agreement, dated as of August 12, 1996, between Western Fidelity Funding Inc. and Princeton Capital Credit Corporation (the "Warehouse Agreement") Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Warehouse Agreement. Reference is made to such Warehouse Agreement, as so amended, for provisions relating to the repayment and the acceleration of the maturity hereof.

     THIS REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW JERSEY (WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PRINCIPLES).

                                           WESTERN FIDELITY FUNDING INC.


                                           By:
                                              ---------------------------------
                                           Name:
                                                 ------------------------------
(Corporate Seal)                           Title:
                                                 ------------------------------

                                      GRID
                              REVOLVING CREDIT NOTE


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT B
                                                                       ---------

                          FORM OF DISBURSEMENT SUMMARY


Originator:       client-       Note: note-
Dealers:          Various             Date: date-

                              FUNDING DISBURSEMENTS

--------------------------------------------------------------------------------
Total Collateral from Exhibit I                                     $collateral-
--------------------------------------------------------------------------------
Principal Amount                                                     principal-
0-                                                                           1-
2-                                                                           3-
4-                                                                           5-
6-                                                                           7-
8-                                                                           9-
10-                                                                         11-
12-                                                                         13-
14-                                                                         15-
16-                                                                         17-
18-                                                                         19-
--------------------------------------------------------------------------------
Net Amount Held on Behalf of Originator                                   $net-
                                                       ========================

* PCCC has made every effort to identify all fees and expenses involved with this transaction but, where appropriate, other fees incurred by PCCC will be charged and recovered from advances and/or settlement payments as they occur.

Originator Funding Instructions:
                                -----------------------------------------------
-------------------------------------------------------------------------------

Prepared for PCCC by:
                      ------------------------------      ---------------------
                                                                   Date
Acknowledged for
Originator/Maker by:
                      ------------------------------      ---------------------
                                                                   Date

                                                                      EXHIBIT C
                                                                      ---------

                            FORM OF DEALER AGREEMENT

                                                                       EXHIBIT D
                                                                       ---------

                            FUNDING AND FEE SCHEDULE

Funding Fee:             $25

Application Fee:         $5,000

Interest Rate:           The  'Prime  Rate"  as  published  in The  Wall  Street
                         Journal plus 3.75%.

Renewal Fee:             As of any Renewal  Date,  a fee equal to $5,000 or such
                         other amount as the tender and Borrower may determine by mutual agreement.

Take-Out Fee With respect to an Auto Loan, $25, $50 or $75 if the Disposition of such Auto Loan occurs 30 or less days, 31- 60 days, or 61 or more days, respectively, after the losing Date for the Loan that such Auto Loan secures.

                                                                       EXHIBIT E
                                                                       ---------

                   START-UP PERIOD VOLUME PROJECTION SCHEDULE

The Start-up Period will be a maximum of 9 months from the date of the Agreement.

The volume projections for the Start-up Period will be as determined by Borrower.


Borrower
         ----------------
Lender
       ------------------

                                                                       EXHIBIT F
                                                                       ---------


                         FORM OF ASSIGNMENT OF AUTO LOAN

TO: PRINCETON CAPITAL CREDIT CORPORATION

VIN NUMBER:
           -------------------------------
BORROWER NAME:
               ---------------------------
LOAN NUMBER:
             -----------------------------

     Pursuant to the Auto Loan Warehouse Credit and Security Agreement (the "Warehouse Agreement"), dated as of August 12, 1996, between PRINCETON CAPITAL CREDIT CORPORATION, as lender (the "Assignee"), and WESTERN FIDELITY FUNDING INC., as borrower (the "Assignor"), for value received the Assignor hereby transfers and assigns to the Assignee, its successors and assigns, the auto loan referenced above (the "Auto Loan"), together with all of the Assignor's right, title and interest in and to the Collateral relating to the Auto Loan, and all of the Assignor's rights and remedies thereunder and under any guaranty or endorsement thereof, including the right to collect any and all installments due and to become due on the Auto Loan and to take, in the Assignor's or the Assignee's name, any and all proceedings Assignor might otherwise take. All capitalized terms not defined herein shall have the meanings assigned to them in the Warehouse Agreement.

     The Assignor subordinates to any rights the Assignee may now or hereafter have against the Obligor any rights the Assignor may now or hereafter have. The Assignor waives notice of the acceptance hereof.

                                          WESTERN FIDELITY FUNDING INC.,
                                          as Assignor


                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------
                                          Date:
                                                -------------------------------

                                                                       EXHIBIT G
                                                                       ---------


                                 FUNDING AMOUNT

                     Borrower's Purchase price for Auto Loan
                                      Plus
                                      $150
                                      Plus

     2% of Auto Loan (unless Reserve Account balance equals 2% of Maximum Credit
Line)

Example:
         Auto Loan Amount                    =   $10,000

         Borrower's Purchase Price           =   $ 8,500
            plus                                     150
            plus 2% of Loan                          200
                                                  ------
         Amount to be funded by Lender           $ 8,850
                                                  ======
         Disbursement of Funds:
            Proceeds to Borrower                 $ 8,650
            Proceeds to Reserve Account              200
                                                  ------
         Total Disbursed                         $ 8,850
                                                  ======